SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

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Global Income Fund, Inc.
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GLOBAL INCOME FUND, INC.
11 Hanover Square
New York, NY 10005

November 9, 2011

Dear Shareholder,

In December 2009, a special committee of the Board of Directors (“Board”) of Global Income Fund, Inc. (“Company”) began to consider a strategic alternative for the Company, one which could potentially deliver better total return to shareholders over the long term. Those deliberations have culminated in our presenting to you the proposed changes in the Company’s business and status.  Enclosed with this letter are proxy materials dated November 9, 2011, relating to a Special Meeting of Shareholders of the Company (“Meeting”) where the proposals will be considered.

We are seeking shareholder approval to change the Company’s business from an investment company investing primarily in closed-end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and will seek to qualify as a real estate investment trust (“REIT”) for federal tax purposes (“Business Proposal”).  A self storage facility refers to a property that offers storage space rental, generally on a month-to-month basis, for personal or business use.  As part of the Business Proposal, we are seeking shareholder approval to amend the Company’s fundamental investment restrictions regarding industry concentration and investing in real estate to permit the Company to pursue its new business.  If the Business Proposal is approved, sometime before the Company ceases to be a registered investment company, the Company will seek to list the Company’s common stock on the NASDAQ Capital Market.  In connection with qualifying to be treated as a REIT, we are also seeking shareholder approval to amend the Company’s Articles of Incorporation to enable the Company to comply with certain federal tax requirements applicable to REITs (“Charter Proposal”).

The Board of Directors supports the change and unanimously recommends that you vote “FOR” each proposal.  Although there can be no assurances, the Board believes that the Company may be able to deliver potentially better total return over the long term if it operates as a self storage REIT rather than as an investment company.

In the pages that follow we have described the risks and benefits of voting FOR each proposal.  We have also provided a question and answer section intended to answer many of the questions you may have.  If you have further questions, please call 1-800-821-8780.

Your vote is important.  Whether or not you are able to attend the Meeting in person, it is important that your shares be represented at the Meeting.  We ask that you please sign, date and return the enclosed proxy card at your earliest convenience.  As an alternative to using the proxy card to vote, you may submit your proxy by telephone.  Please follow the instructions on the enclosed proxy card.

On behalf of the Board and management of the Company, I extend our appreciation for your continued support.

Sincerely yours,

Bassett S. Winmill
Chairman of the Board

GLOBAL INCOME FUND, INC.
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Notice of Special Meeting of Shareholders

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To the Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of Global Income Fund, Inc. (“Company”) will be held at the offices of the Company at 11 Hanover Square, New York, New York, on December 15, 2011 at 8:30 a.m., local time, to consider and vote on the following proposals, which are more fully described in the accompanying Proxy Statement:

1.
To change the Company’s business from an investment company to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and, in connection therewith, to amend the Company’s fundamental investment restrictions to permit the Company to pursue its new business; and

2.
To amend the Company’s Articles of Incorporation to impose certain limits and restrictions on ownership and transferability relating to the Company’s capital stock in order to comply with certain federal tax requirements applicable to real estate investment trusts.

The Board unanimously recommends that shareholders vote in favor of each proposal.

Shareholders of record at the close of business on November 1, 2011 (“Record Date”), are entitled to receive notice of and to vote at the meeting and any postponements or adjournments thereof (“Meeting”).

The appointed proxies will vote in their discretion on any other business that may properly come before the Meeting.  Any proposal submitted to a vote at the Meeting by anyone other than the officers or directors of the Company may be voted on only in person or by written proxy.

The Company will admit to the Meeting (1) all shareholders of record of the Company as of the Record Date, (2) persons holding proof of beneficial ownership thereof at the Record Date, such as a letter or account statement from a broker, (3) persons who have been granted proxies and (4) such other persons that the Company, in its sole discretion, may elect to admit. All persons wishing to be admitted to the Meeting must present photo identification. If you plan to attend the Meeting, please call 1-800-821-8780.

Important Notice Regarding the Availability of Proxy Materials for the Meeting:  This Notice and the accompanying Proxy Statement are available on the Internet at www.globalincomefund.net.

If you have any questions about the proposals or the voting instructions, please call 1-800-821-8780, toll free to speak with The Altman Group, which is assisting in the solicitation of proxies.

By Order of the Board

John F. Ramírez
Secretary

New York, New York
November 9, 2011

EVEN IF YOU PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY CARD (UNLESS AUTHORIZING THEIR PROXY VIA TOUCH-TONE TELEPHONE) AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Company involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

REGISTRATION	VALID SIGNATURE

Corporate Accounts
(1) ABC Corp.	ABC Corp., by [title of authorized officer]
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp.,
c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee,
u/t/d xx/xx/xxxx	Jane B. Doe
Custodian or Estate Accounts
(1) John B. Smith, Cust., f/b/o John B. Smith, Jr., UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy cards, they will not be voted. If no instructions are specified on a proxy card, shares will be voted “FOR” each proposal and “FOR,” “ABSTAIN,” or “AGAINST” any other matters acted upon at the Meeting in the discretion of the persons named as proxies.

GLOBAL INCOME FUND, INC.

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PROXY STATEMENT
________________________

Special Meeting of Shareholders
to be held December 15, 2011

This proxy statement, dated November 9, 2011, for Global Income Fund, Inc., a Maryland corporation (“Company”) (“Proxy Statement”), is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (“Board,” and each member thereof, a “Director”) for use at a Special Meeting of Shareholders of the Company to be held at the Company’s principal executive offices at 11 Hanover Square, New York, New York 10005, on December 15, 2011, at 8:30 a.m., local time, and at any postponements or adjournments thereof (“Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

Only shareholders of record at the close of business on November 1, 2011 (“Record Date”), are entitled to be present and to vote at the Meeting. As of the Record Date, the Company had 7,414,987 shares of common stock issued and outstanding. Shareholders of the Company vote as a single class.

The expense of preparing, assembling, printing and mailing this Proxy Statement, proxy card and any other material used for the solicitation of proxies by the Board will be paid by the Company. In addition to the solicitation of proxies by use of the mails, Directors and officers of the Company may solicit proxies by telephone, electronic communications or personal contact, for which they will not receive any additional compensation. The Company has retained The Altman Group, 60 East 42nd Street, New York, NY 10165, to assist in the solicitation of proxies for a fee of $5,000, plus reimbursement for out-of-pocket expenses.  Such solicitation will primarily be by mail and telephone. The Company will also reimburse brokers, nominees and fiduciaries that are registered owners of shares of the Company for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of such shares. The approximate mailing date of this Proxy Statement and the proxy card will be November 10, 2011.

Copies of the Company’s most recent Annual and Semi-Annual Reports are available without charge upon written request to the Company at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-800-757-5755.

Table of Contents

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	iii

QUESTIONS & ANSWERS REGARDING THE PROPOSALS	1

PROPOSAL 1: TO CHANGE THE COMPANY’S BUSINESS FROM AN INVESTMENT COMPANY TO AN OPERATING COMPANY THAT WILL OWN, OPERATE, MANAGE, ACQUIRE, DEVELOP AND REDEVELOP PROFESSIONALLY MANAGED SELF STORAGE FACILITIES AND, IN CONNECTION THEREWITH, TO AMEND THE COMPANY’S FUNDAMENTAL INVESTMENT RESTRICTIONS TO PERMIT THE COMPANY TO PURSUE ITS NEW BUSINESS.	8

Vote Required and the Board’s Recommendation	8

IMPLEMENTATION OF THE BUSINESS PROPOSAL	8

SELF STORAGE INDUSTRY	12

OPERATION AS A SELF STORAGE REIT	13

General	13

Investment Strategy	14

Policies	14

Operating Expenses	15

Reports and Annual Meetings	15

MANAGEMENT OF THE COMPANY	16

Board of Directors	16

Executive Officers	16

Committees of the Board of Directors	18

Compensation of Directors and Officers	18

RELATED PARTIES AND POTENTIAL CONFLICTS OF INTEREST	19

CERTAIN OTHER CHANGES AS A RESULT OF THE CHANGE OF BUSINESS	20

Changes in Financial Reporting and Accounting	20

Changes to Rights of Shareholders	21

PROPOSAL 2: TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO IMPOSE CERTAIN LIMITS AND RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY RELATING TO THE COMPANY’S CAPITAL STOCK IN ORDER TO COMPLY WITH CERTAIN FEDERAL TAX REQUIREMENTS APPLICABLE TO REAL ESTATE INVESTMENT TRUSTS.	22

Vote Required and the Board’s Recommendation	22

SUMMARY OF PROPOSED CHARTER AMENDMENT	23

RECOMMENDATIONS OF THE BOARD AND THE SPECIAL COMMITTEE	25

FEDERAL TAX CONSIDERATIONS	28

Introduction	28

i

Federal Tax Treatment of the Company’s Proposed Operations as a REIT	28

Federal Taxation of Company Shareholders	32

Federal Income Tax Consequences of the Company’s Change from a RIC to a REIT	33

RISK FACTORS	34

Risks Related to the Company’s Business Following the Consummation of the Business Proposal	34

Risks Related to the Company’s Organization and Structure	40

Risks Related to the Company’s Tax Status as a REIT	42

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	44

ADDITIONAL INFORMATION	45

Anti-Takeover Provisions	45

Solicitation of Proxies	45

Voting and Quorum	46

Discretionary Authority; Shareholder Proposals	47

Notice to Banks, Broker/Dealers and Voting Trustees and Their Nominees	47

ANNEX A - RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES	A-1

ANNEX B - ADDITIONAL FEDERAL TAX CONSIDERATIONS	B-1

Federal Tax Treatment of the Company’s Current Operations as a RIC	B-1

Federal Tax Treatment of the Company’s Proposed Operations as a REIT	B-2

Federal Taxation of Company Shareholders	B-5

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements relating to, among other things, the goals, plans and projections regarding the Company’s financial position, results of operations and business strategy following consummation of the change to the Company’s business. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “should,” “would,” “could” or the negative of these terms and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on the Company’s current views with respect to future events. All forward-looking statements are based on assumptions and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include the risks and uncertainties described in “Risk Factors” below in this Proxy Statement. Also, these forward-looking statements present the Company’s estimates and assumptions only as of the date of this Proxy Statement. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

QUESTIONS & ANSWERS REGARDING THE PROPOSALS

While we strongly encourage you to read the full text of this Proxy Statement, we also are providing the following brief overview of the proposals in “Question and Answer” format.  If you have any questions about the proposals or how to vote your shares, please call 1-800-821-8780.

Question: What changes are being proposed?

Answer:  The Company proposes to fundamentally change its business from a registered investment company investing primarily in closed-end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and will seek to qualify as a real estate investment trust (“REIT”) for federal tax purposes (“Business Proposal”).

As part of the Business Proposal, the Company is seeking shareholder approval to amend its fundamental investment restrictions regarding industry concentration and investing in real estate to permit the Company to pursue its new business.

In connection with implementation of the Business Proposal, shareholders are also being asked to approve an amendment to the Company’s Articles of Incorporation (“Charter”) to add new provisions that would impose certain ownership limits and restrictions on transferability relating to the Company’s capital stock in order to comply with certain federal tax requirements applicable to REITs (“Charter Proposal,” and together with the Business Proposal, “Proposals”).

Question: How does the Board recommend I vote on the Proposals?

Answer:  The Board, including all of the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)), of the Company (“Independent Directors”), has unanimously approved the Proposals and recommends that shareholders vote “FOR” the Proposals.

Question: Why is the Board recommending the Proposals?

Answer:  The Board believes that adopting the Business Proposal may give the Company the opportunity to deliver potentially better total return for its shareholders over the long term, although it recognizes that there could be no assurance that the Company would achieve such results.  Owning and operating self storage facilities may allow the Company to increase its income which, over time, could result in higher distributions to shareholders and stock price appreciation for the Company’s common stock.

For a discussion of the principal considerations taken into account by the Board and the special committee appointed for purposes of considering the Proposals, and a discussion of the potential risks in effecting the Proposals, see “Recommendations of the Board and the Special Committee” and “Risk Factors.”

Question: If the Business Proposal is approved, what will the Company do to effect the proposal?

Answer:  If the Business Proposal is approved by shareholders:

•	The Company will change its fundamental investment restrictions to permit it to pursue its new business.

•
Except as noted below in this bullet point, beginning in late 2011 the Company may begin selling, and in 2012 the Company expects to sell, all assets in its portfolio that are not “Real Estate Assets” (which consist of real property, interests in REITs, interests in mortgages on real property, and other investments in the real estate investment, service and related industries).  The timing of those sales will be governed by federal income tax considerations. Thus, for example, if it is not reasonably certain by late December 2011 that a favorable shareholder vote on the Business Proposal will be obtained, the Company will determine whether realizing capital gains in 2011 -- to minimize non-real-estate-related income for 2012 and thus enable the Company to more easily satisfy the REIT Income Requirements (as defined under “Federal Tax Considerations—Federal Tax Treatment of the Company’s Proposed Operations as a REIT—Requirements to Qualify for Treatment as a REIT—REIT Requirements—(2) Annual Source-of-Income Requirements”) in that year -- that, in the absence of the change in business, would not otherwise be taken until 2012 or later is in the best interest of the Company’s shareholders.  (See the referenced section.)  If the Company determines that deferring realization to 2012 or later is preferable but that realizing gains from the current portfolio in that year would likely prevent the Company from qualifying as a REIT for that year, implementation of the Business Proposal would be delayed until 2013.

•
Immediately after implementation, the Company will begin to pursue its new business with the intention of qualifying for treatment as a REIT for federal tax purposes. Initially, the Company anticipates that it will invest predominantly in other publicly traded REITs.  Over time the Company expects to divest its holdings in other REITs and acquire and operate self storage facilities.

•
Once the Company begins to implement the Business Proposal, the Company’s Investment Management Agreement (“Investment Management Agreement”) with CEF Advisers, Inc. (“Investment Manager”), as investment manager and administrator of the Company, will terminate, and thereafter the Company will be internally managed by its newly appointed executive officers and other new employees or agents.  (The mailing address for the Investment Manager is 11 Hanover Square, New York, NY 10005.)

•
The Company will change its name to Self Storage Group, Inc. and, sometime before the Company ceases to be a registered investment company, seek to list its common stock on NASDAQ Capital Market (“NASDAQ”).  There can be no assurance that the Company’s common stock will be accepted for listing.

•
When less than 40% of the value of the Company’s total assets (exclusive of government securities and cash) constitutes “investment securities” (as defined in Section 3(a) of the 1940 Act), the Company will file an application to deregister as an investment company under the 1940 Act.  Once the Securities and Exchange Commission (“SEC”) has issued an order declaring that the Company has ceased to be an investment company (“Deregistration Order”), it will become an operating company.

•
If the Company’s common stock is accepted for listing on NASDAQ, as an operating company, the Company will be subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (“1934 Act”), including filing annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports and filings required of listed public companies.  If the Company’s common stock is listed on NASDAQ, the Company anticipates holding annual meetings of shareholders.

Question:  When will the Business Proposal take effect?

Answer: While the Company anticipates that it will begin to implement the Business Proposal as early as late 2011, it will not complete implementing it for at least a year, or longer, from that time.  (See the second bullet point under the immediately preceding Answer.)  The Company expects that there will be a transition period of up to three months from the date it divests itself of all non-Real Estate Assets before it is fully invested in Real Estate Assets, including publicly traded REITs, and another approximately 12 months before it owns and operates self storage facilities. Distributions to shareholders may decrease during the period when the Company is transitioning from an investment company to a self storage REIT.  The Company anticipates it may take several months or longer from the date it files an application to deregister as an investment company to obtain a Deregistration Order.  Until the Business Proposal has been completely implemented, the Board has the power to change or modify the proposal if it concludes that doing so would be in the best interests of the Company.

Question:  What is a self storage facility?

Answer: A self storage facility is a property that offers storage space rental, generally on a month-to-month basis, for personal or business use.  Tenants rent fully enclosed spaces that can vary in size according to their specific needs and to which they have unlimited, exclusive access.  Properties generally have on-site managers who supervise and run the day-to-day operations, providing tenants with assistance as needed.

Question:  What is a REIT?  Will the Company qualify as a REIT?

Answer: A REIT is a corporation, business trust or association that essentially combines the capital of many investors to acquire or provide financing for all forms of real estate.  Like a registered closed-end fund, a company that qualifies as a REIT generally is not subject to federal corporate income tax on its net income and net realized gains that it distributes to its shareholders, provided certain tax requirements are satisfied.  Inasmuch as REITs are subject to a highly technical and complex set of provisions in the Internal Revenue Code of 1986, as amended (“Code”), however, the Company may fail to qualify to be taxed as a REIT. In the event of any such unexpected failure, the Company would be subject to corporate level taxation, significantly reducing the amount of, or its ability altogether to make, distributions to its shareholders.

Question: Will the Business Proposal affect the Company’s investment objective?

Answer: Until the SEC issues a Deregistration Order, the Company will continue to be subject to its fundamental investment objective of providing a high level of income and fundamental investment policies (except that it will then be permitted to invest and concentrate in Real Estate Assets).  This fundamental investment objective may not be changed without shareholder approval and the Company is not seeking shareholder approval to change it at this time by voting. The Fund’s secondary investment objective, which may be changed by the Board without shareholder approval, is capital appreciation.  After the Company deregisters, it will no longer be subject to its current fundamental investment objective or policies and will no longer be governed by the 1940 Act. Although the fundamental investment objective will no longer be controlling, the Company currently intends to continue to operate to provide a high level of income and capital appreciation.

Question: Will the risk profile of the Company change as a result of the approval of the Business Proposal?

Answer: Yes.  Because the Company’s assets will be concentrated in Real Estate Assets, the value of the Company’s common stock may be subject to greater volatility than a company with a portfolio that is less concentrated by industry.  If the securities of the real estate industry or self storage facility companies as a group fall out of favor with investors, the Company could underperform other companies that have greater industry diversification.  The Company will also change from an investment company into an operating company and will have to comply with the regulatory requirements applicable to REITs.  For more information on the risks associated with the change of business, see “Risk Factors.”

Question: Will the Company continue to pay quarterly distributions?  Will there be any impact on the nature of the distributions paid by the Company?

Answer:  Yes. The Company intends to continue to pay quarterly dividends to shareholders.  To qualify as a REIT under the Code, the Company generally will be required each taxable year to distribute at least 90% of its taxable income (other than “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss)). The Company intends to make distributions to its shareholders of amounts that will, at a minimum, enable it to comply with that requirement. The actual amount of those distributions will be determined on a quarterly basis by the Board, taking into account, in addition to the Code’s REIT requirements, the cash needs and net income of the Company, the market price for its common stock and other factors the Board considers relevant.  In addition, the  Company may distribute substantially all of its net capital gain, if any, in December of each year or may, in any particular year, retain its undistributed net capital gain, with the consequences described in “Annex B—Additional Federal Tax Considerations—Federal Taxation of Company Shareholders—Retained Net Capital Gain.”

A substantial part of the income dividends the Company paid in 2010 and 2009 (1) has been treated as “qualified dividend income” (which is taxed to individual taxpayers at net capital gain rates through 2012) (“QDI”) and (2) has been eligible for the dividends-received deduction available to corporate shareholders (“DRD”).  Income dividends payable by the Company as a REIT generally will not be so treated; instead, distributions paid out of the Company’s current and accumulated earnings and profits (“E&P”), except distributions of net capital gain, will be taxable to shareholders (other than those who are tax-exempt or hold Company shares in tax-advantaged accounts) as ordinary income, which likely will increase the taxes those shareholders pay on the distributions they receive.  For more information, see “Federal Tax Considerations.”

Question: Who will manage the business of the Company if the Business Proposal is approved?

Answer: Once the Investment Management Agreement is terminated, the Company will be internally managed.  The following executive officers are expected to serve in the capacities indicated:  Mark C. Winmill, President, Chief Executive Officer and Director; Bassett S. Winmill, Executive Chairman; Thomas O’Malley, Chief Financial Officer and Treasurer; Thomas B. Winmill, Esq., General Counsel; Robert J. Mathers, Vice President, Operations; and John F. Ramirez, Vice President, Chief Compliance Officer and Secretary.  For more information on the executive officers of the Company, see “Management of the Company—Executive Officers.”

Question: Does management have experience in managing real estate businesses?

Answer:  Yes. The proposed executive officers of the Company, in their management capacities at Tuxis Corporation, an affiliated company of the Investment Manager (“Tuxis”), have significant experience in managing and operating real estate businesses, particularly self storage facilities, although not within a REIT structure.  Management at Tuxis has experience with both revitalizing older, established but under-performing properties and developing new properties. Tuxis operates Tuxis Self Storage at Heritage Park in Clinton, CT, a 185-unit self storage facility that offers a mix of standard and climate control units, and Tuxis Self Storage at Millbrook Commons in Millbrook, NY, a mixed use facility consisting of 135 climate control self storage units (including wine storage) as well as office/retail space.  Management believes that, given the unique characteristics of the predominantly fragmented and non-professional ownership in the self storage industry, it can compete successfully in whatever demographically favorable market it chooses for the Company’s self storage properties.

Question: Are there potential conflicts of interest that could arise because the Company and Tuxis will both engage in the self storage facility business?

Answer:  Certain conflicts of interest may arise as a result of the overlapping executive officers and directors of the Company and Tuxis. Mark C. Winmill, who is expected to serve as the Company’s President and Chief Executive Officer soon after the Business Proposal is approved, is also President and Chief Executive Officer of Tuxis. Other members of the Company’s proposed senior management are also involved in Tuxis’ self storage business. These outside business interests could interfere with management’s ability to devote sufficient time to the Company’s business and affairs.  In addition, conflicts may arise in connection with the allocation of investment opportunities between the Company and Tuxis.  Should the Business Proposal be approved by shareholders, the Board intends to adopt policies governing allocation of investment opportunities between the two entities. Once the Company ceases to be a registered investment company under the 1940 Act, it will be able to engage in transactions with its affiliates that would currently be prohibited by the 1940 Act.  Thus, the Company will be permitted to acquire real property and related assets from, and sell real property and related assets to, its affiliates. These transactions may result in terms that are more favorable to the affiliate than would have been obtained on an arm’s length basis and may operate to the detriment of the Company’s shareholders. The Company’s independent directors will review all affiliated and related party transactions.  For more information see “Related Parties and Potential Conflicts of Interest.”

Question: Will the Company’s expenses be affected by the proposed changes?

Answer: Yes.  Instead of paying an investment management fee to the Investment Manager, the Company will pay its executive officers, employees and other agents to manage and operate its business. The overall expenses of the Company will increase.  Although expenses are anticipated to rise, if the Business Proposal is fully implemented, the Company anticipates that over the long term the increased revenues as a result of the change to the Company’s business should more than offset any increase in expenses.  See “Operation as a Self Storage REIT—Operating Expenses” for more information.

Question: What are the tax consequences of effecting the Business Proposal?

Answer: The Company’s change from a “regulated investment company” (as defined in Part I of Subchapter M of Chapter 1, Subtitle A, of the Code (“Subchapter M”)) (“RIC”) to a REIT likely would not itself be treated as a taxable event -- the same corporation that has existed in 2011 and before as an electing RIC would continue without interruption as an electing REIT in 2012 and thereafter.  The change in investment focus, however, could have significant adverse tax consequences, in that it would necessitate the disposition of all of the Company’s portfolio in taxable sales.  Those consequences would be affected by the fact that, for the year ended December 31, 2010, the Company had (1) aggregate net unrealized appreciation of more than $5.3 million and (2) over $1.5 million of capital loss carryovers.  See “Federal Tax Considerations—Federal Income Tax Consequences of the Company’s Change from a RIC to a REIT.”  The Company will also incur material brokerage expenses in connection with the sale and re-investment of the entire portfolio of its investment securities.

Question: Is implementation of one Proposal conditioned upon shareholder approval of the other Proposal?

Answer:  If shareholders approve the Business Proposal but not the Charter Proposal, the Company will still implement the Business Proposal and the Company will continue to solicit proxies for approval of the Charter Proposal.  There can be no assurance that the Charter Proposal will be approved by shareholders.  If, however, the Charter Proposal is approved but the Business Proposal fails to achieve shareholder approval, neither Proposal will be carried out.  Thus, implementation of the Charter Proposal is conditioned on the Business Proposal being approved by shareholders.

Question: What will happen if shareholders do not approve the Business Proposal?

Answer: If the Business Proposal is not approved, the Company will not seek a listing on NASDAQ and neither Proposal will be implemented. In that case, (1) the Company’s name will remain Global Income Fund, Inc., (2) its common stock will continue to be quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “GIFD” and on Pink Sheets LLC (“Pink Sheets”) under the symbol “GIFD.PK”, (3) it will not deregister under the 1940 Act and (4) it will continue to operate as a closed-end investment company and will retain its current fundamental investment objective, fundamental policies and restrictions.

Question: Are other material changes contemplated by the Company that will not be submitted to shareholders?

Answer: Yes.  If the Business Proposal is approved, sometime before the Company ceases to be a registered investment company, the Company will seek to list its common stock on the NASDAQ Capital Market.  If necessary in order to satisfy the current $4.00 minimum bid price requirement for current listing on NASDAQ, the Company may amend its Charter to effect a reverse stock split whereby, for example, every two shares of the Company’s issued and outstanding common stock would be combined into one share of common stock and to reduce the common stock’s par value subsequent to the reverse stock split. Currently, the Company has a classified Board divided into five classes.  To comply with requirements for listing the Company’s common stock on NASDAQ, the Company anticipates changing the number of classes of Directors from five to three. The Board intends to rely on section 3-803 of the Maryland General Corporation Law (“MGCL”) to change the classification of the Board.  By voting to approve the Business Proposal or the Charter Proposal, shareholders will be deemed to have approved these changes.  If the Company’s common stock is not accepted for listing on NASDAQ, the Board will continue to be divided into five classes and the shares will continue to be quoted on the OTCBB and on Pink Sheets.  See “Management of the Company—Board of Directors” and “Management of the Company—Executive Officers” for more information on the reclassification of the Board.

PROPOSAL 1:
TO CHANGE THE COMPANY’S BUSINESS FROM AN INVESTMENT COMPANY TO AN OPERATING COMPANY THAT WILL OWN, OPERATE, MANAGE, ACQUIRE, DEVELOP AND REDEVELOP PROFESSIONALLY MANAGED SELF STORAGE FACILITIES AND, IN CONNECTION THEREWITH, TO AMEND THE COMPANY’S FUNDAMENTAL INVESTMENT RESTRICTIONS TO PERMIT THE COMPANY TO PURSUE ITS NEW BUSINESS.

The Board recommends to shareholders that the Company’s business be changed from a registered investment company, which is regulated under the 1940 Act and invests primarily in closed-end funds that invest significantly in income producing securities and a global portfolio of investment grade fixed income securities, to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and that will seek to qualify to be taxed as a REIT for federal tax purposes.  In connection with this change to the Company’s business, the Company’s fundamental investment restrictions regarding concentration and investment in real estate would also be amended so that the Company may pursue its new business as described in this Proxy Statement.  Set forth below is a description of the actions that the Company expects to take and the changes that it expects to make to its investment strategies, management and policies if shareholders approve the Business Proposal.

If shareholders approve the Business Proposal but not the Charter Proposal, the Company will still implement the Business Proposal and the Company will continue to solicit proxies for approval of the Charter Proposal.  If the Business Proposal fails to achieve shareholder approval, neither Proposal will be carried out.

Vote Required and the Board’s Recommendation

Under the 1940 Act, the Company may not change its business from an investment company to an operating company without the affirmative vote of the lesser of (a) 67% of the Company’s outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company’s outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company’s outstanding voting securities.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE BUSINESS PROPOSAL.

IMPLEMENTATION OF THE BUSINESS PROPOSAL

If the Business Proposal is approved by shareholders, the Company expects to take the actions described below:

Change the Company’s fundamental investment restrictions to permit the Company to pursue its new business.  The Company’s fundamental investment restrictions regarding concentration and investment in real estate will be amended to permit the Company to pursue its new strategy of concentrating and making direct investments in Real Estate Assets, as described in this Proxy Statement.  The 1940 Act provides that no registered investment company shall, unless authorized by the vote of a majority of its outstanding voting securities (as defined under the 1940 Act), deviate from its policy in respect of concentration of investments in any particular industry or group of industries as recited in its registration statement, or purchase or sell real estate, except in accordance with the recitals of its policy contained in its registration statement.

With respect to concentration, the Company’s investment restrictions currently provide that the Company may not:

•
Purchase a security, if as a result, 25% or more of the value of the Company’s total assets would be invested in the securities of issuers in a single industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

The SEC currently defines “concentration” as investing 25% or more of an investment company’s total assets in an industry or group of industries, with certain exceptions.  If shareholders approve the Business Proposal, this restriction will be amended so that it provides that the Company may not:

•
Purchase an investment if, as a result, 25% or more of the value of the Company’s total assets would be invested in the securities of issuers in a single industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and, provided further, that the Company may concentrate its investments in real property, interests in REITs, interests in mortgages on real property and other investments in the real estate investment, service and related industries.

With respect to real estate, the Company’s investment restrictions currently provide that the Company may not:

•	Purchase or sell real estate (although it may purchase securities of companies whose business involves the purchase or sale of real estate).

If shareholders approve the Business Proposal, this restriction will be amended so that the Company may not:

•	Purchase or sell real estate, except to the extent that it would violate the 1940 Act.

Each policy would remain fundamental, as required by the 1940 Act, until the Company receives a Deregistration Order, at which time the Company’s operations would no longer be governed by these fundamental investment restrictions.

Dispose of non-Real Estate Assets and acquire Real Estate Assets.  Except as noted below in this paragraph, beginning in late 2011 the Company may begin selling, and in 2012 the Company expects to sell, all assets in its portfolio that are not Real Estate Assets.  As of September 30, 2011, 100% of the Company’s total assets were not Real Estate Assets. The timing of those sales will be governed by federal income tax considerations. Thus, for example, if it is not reasonably certain by late December 2011 that a favorable shareholder vote on the Business Proposal will be obtained, the Company will determine whether realizing capital gains in 2011 -- to minimize non-real-estate-related income for 2012 and thus enable the Company to more easily satisfy the REIT Income Requirements -- that, in the absence of the change in business, would not otherwise be taken until 2012 or later is in the best interest of the Company’s shareholders.  If the Company determines that deferring realization to 2012 or later is preferable but that realizing gains from the current portfolio in that year would likely prevent the Company from qualifying as a REIT for that year, implementation of the Business Proposal would be delayed until 2013.

After selling all non-Real Estate Assets, the Company will begin to concentrate its investments in Real Estate Assets with the intention of qualifying for treatment as a REIT (and ceasing to qualify for treatment as a regulated investment company) for federal tax purposes.  The Real Estate Assets in which the Company currently anticipates investing are real property, particularly self storage facilities, and publicly traded REITs, although the Company may invest in other real estate-related securities. Initially, the Company anticipates that it will invest predominantly in other publicly traded REITs.  Over time, the Company expects to divest its REIT holdings and acquire and operate self storage facilities. The Company expects that there will be a transition period of up to three months from the date it divests itself of all non-Real Estate Assets before it is fully invested in Real Estate Assets, including publicly traded REITs, and another approximately 12 months before it owns and operates self storage facilities.  Distributions to shareholders may decrease during the period when the Company is transitioning from an investment company to a self storage REIT.

The disposition of the Company’s non-Real Estate Assets is expected to result in the recognition of material taxable net capital gains. See “Federal Tax Considerations” for more information. The Company will also incur material brokerage expenses in connection with the sale and re-investment of the entire portfolio of its investment securities.

Terminate its Investment Management Agreement and become internally managed. Soon after the Business Proposal is approved, the Company’s Investment Management Agreement will terminate, and thereafter the Company will be internally managed by its newly appointed executive officers and other new employees or agents.  See “Management of the Company—Executive Officers” for information on the executive officers.

Change the Company’s name, seek NASDAQ listing and related items. The Company would change its name to Self Storage Group, Inc. and, sometime before the Company ceases to be a registered investment company, seek to list its common stock on NASDAQ.  If necessary to satisfy the current $4.00 minimum bid price requirement for listing on NASDAQ, the Company may amend its Charter to effect a reverse stock split whereby, for example, every two shares of the Company’s issued and outstanding common stock would be combined into one share of common stock and to reduce the common stock’s par value subsequent to the reverse stock split.  Currently, the Company has a classified Board divided into five classes.  To comply with requirements for listing the Company’s common stock on NASDAQ, the Company anticipates changing the number of classes of Directors from five to three. The Board intends to rely on section 3-803 of the MGCL to change the classification of the Board.  By voting to approve the Business Proposal, shareholders will be deemed to have approved these changes.  If the Company’s common stock is not accepted for listing on NASDAQ, the Board will continue to be divided into five classes and the shares will continue to be quoted on the OTCBB and on Pink Sheets.

See “Management of the Company—Board of Directors” and “Management of the Company—Executive Officers” for more information on the Board reclassification.

Deregister as an investment company.  When less than 40% of the value of the Company’s total assets (exclusive of government securities and cash) constitutes “investment securities” (as defined in Section 3(a) of the 1940 Act), the Company will file an application with the SEC for a Deregistration Order. After reviewing the application, the SEC can require the Company to supply additional information, which may result in one or more amendments to the application. The SEC can, on its own motion or on the motion of any interested party, order a public hearing on the application. It cannot be stated with certainty whether the SEC will grant the Company’s application, and the Company anticipates that it may take several months or longer from the date of filing of the application to obtain a Deregistration Order.  Until the SEC issues a Deregistration Order, the Company will continue to be registered as an investment company and will continue to be restricted by its fundamental investment objective of providing a high level of income and fundamental investment restrictions (except that it will then be permitted to invest and concentrate in Real Estate Assets).  After issuance of a Deregistration Order, the 1940 Act will no longer apply to the Company’s affairs and its fundamental investment objective and investment restrictions will become subject to the discretion of the Board, which will be solely responsible for determining the investment focus of the Company.  Although the fundamental investment objective will no longer be controlling, the Company currently intends to continue to operate to provide a high level of income and capital appreciation.

Become an operating company. Upon effectiveness of the Deregistration Order, the Company will become an operating company.  As an operating company, if the Company’s common stock is accepted for listing on NASDAQ, the Company will be subject to the reporting obligations of the 1934 Act, including filing annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports and filings required of public companies and will be required to hold annual meetings of shareholders.  If the Company’s common stock is not accepted for listing on NASDAQ and the Company has received its Deregistration Order, the Company will not have filing obligations under the 1934 Act or the 1940 Act and will not be required to issue periodic reports to shareholders.

Until the Business Proposal has been completely implemented, the Board has the power to change or modify the Business Proposal if it concludes that doing so will be in the best interests of the Company.

If the Business Proposal is approved, shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders of the Company. These changes may entail greater risks that could adversely affect the frequency and amount of distributions made to shareholders, the market value of the Company’s shares, its regulatory and disclosure obligations, its exposure to interest rate fluctuations and the types and degree of leverage it uses. Additionally, changes will occur as a result of implementation of the Business Proposal that will affect the financial condition and results of operations of the Company, including changes to the current status of its accounting basis and financial statements.  Please read this Proxy Statement in its entirety before voting.

SELF STORAGE INDUSTRY

A self storage facility is a property that offers storage space rental, generally on a month-to- month basis, for personal or business use.  Self storage offers a cost-effective and flexible storage alternative. Tenants rent fully enclosed spaces that can vary in size according to their specific needs and to which they have unlimited, exclusive access. Tenants have responsibility for moving their items into and out of their units. Self storage unit sizes typically range from five feet by five feet to twenty feet by twenty feet, with an interior height of eight to twelve feet.  Properties generally have on-site managers who supervise and run the day-to-day operations, providing tenants with assistance as needed. Although most self storage properties are leased to tenants on a month-to-month basis, tenants tend to continue their leases for extended periods of time.

Self storage provides a convenient way for individuals and businesses to store their possessions, whether due to a life-change, or simply because of a need for extra storage space. The mix of residential tenants using a self storage property is determined by a property’s local demographics and often includes people who are looking to downsize their living space or others who are not yet settled in larger homes. The range of items residential tenants place in self storage properties range from cars, boats and recreational vehicles to furniture, household items and appliances. Commercial tenants tend to include small business owners who require easy and frequent access to their goods, records or extra inventory or storage for seasonal goods.  A property’s perceived security, convenience and attractiveness, and the general professionalism of the site managers and staff are also contributing factors to a site’s ability to successfully secure rentals.

The following information is extracted from the Self Storage Association 2011 Fact Sheet:

•	The self storage industry has been one of the fastest-growing sectors of the U.S. commercial real estate industry over the last 35 years.

•
At year-end 1984, there were 6,601 facilities with 289.7 million square feet of rentable self storage in the United States.  At year-end 2010, there were approximately 46,500 primary self storage facilities representing more than 2.24 billion square feet.  (In this context, “primary” means self storage is the primary source of business revenue.)

•
Nearly 1 in 10 (10%) U.S. households (10.8 million of the 113.3 million U.S. households) in 2007 rented a self storage unit; that has increased from 1 in 17 U.S. households (6%) in 1995 – or an increase of approximately 65% over the period.

•	The distribution of U.S. self storage facilities in the last quarter of 2009 was as follows: 32% urban, 52% suburban and 16% rural.

•
The average (mean) size of a primary self storage facility in the United States is approximately 46,200 square feet. Nationally, at year-end 2010, all self storage facilities employed approximately 163,000 persons, or an average of 3.5 employees per facility.

•
Primary U.S. self storage facility gross revenues for 2010 were approximately $22.0 billion or a national average (mean) of $444,000 per facility or national average (mean) of $9.52 of gross annual revenue per rentable sq. ft. (all types of facilities combined).

As the statistics above show, the self storage industry is established and flourishing; demand for the product in recent years has been strong.

Significantly, the self storage industry is characterized by fragmented ownership.

•	Approximately 90% of all primary self storage properties in the United States were owned by single facility owner/operators.

•	The five largest (“top-5”) self storage companies own and operate some 4,850 self storage facilities, or only about 10% of all primary facilities.

•	There are some 27,650 small business entrepreneurs who own and operate just one primary self storage facility.

•	The industry-wide average is 1.5 primary facilities per non-top-5 company.

The growth in the industry has created more competition in various geographic regions and therefore has led to an increased emphasis on site location, property design, innovation and functionality, especially for new sites slated for high-density population centers to accommodate the requirements and tastes of local planning and zoning boards, and to distinguish a facility from other offerings in the market.

The growth in new property development has slowed dramatically during the recent recession and credit crisis. During the 2006-2007 time period, over 4,000 new self storage properties were constructed and came on line in the United States. Fewer than 250 new self storage facilities were built in the United States during 2009, and fewer than 250 new self storage facilities came on line in 2010. The trend in new self storage construction is down significantly in the last four years due to, among other things, the well-documented financing difficulties experienced in many business sectors, including real estate development. This phenomenon in turn has led generally to improving operating results for many existing self storage facilities. According to the Self Storage Association, the industry’s average occupancy during the recession never dropped below 80% and is climbing again due to strong demand and reduced new supply of self storage units.

OPERATION AS A SELF STORAGE REIT

General

The Company will seek to qualify to be taxed as a REIT under the Code. A REIT is a corporation, business trust or association that essentially combines the capital of many investors to acquire or provide financing for all forms of real estate.  A company that qualifies as a REIT generally does not pay corporate income tax to the extent that it distributes its net income and realized gains to its shareholders.  See “Federal Tax Considerations.”

Investment Strategy

Once the Company has fully implemented its investment strategy, its investment portfolio will consist primarily of self storage facilities and may also include interests in other REITs, interests in mortgages on real property and debt or equity securities of companies engaged in the real estate investment, service or related industries. The Company currently anticipates that it will invest a substantial portion of its assets in self storage facilities located in the United States, particularly in the Eastern and Midwestern regions of the United States, which the Company believes are relatively underserved by self storage facilities. As discussed above, the self storage industry exhibits highly fragmented ownership and is composed mainly of local operators and a few national operators. The Company believes that management’s anticipated strategy of size and geographic diversification, property and management experience, and marketing and advertising expertise will allow it to achieve market penetration, name recognition, brand awareness and loyalty in the self storage industry, which may result in economies of scale.

The Board has the power to modify such strategies without the consent of the shareholders to the extent that the Board determines that such modification is in the best interest of the Company.

Policies

The Board must approve operating and regulatory policies for the Company. The Board may, in its discretion, revise or waive such policies from time to time in response to changes in market conditions or business opportunities without shareholder approval.

Capital and Leverage Policies

The Company currently does not anticipate using leverage as a self storage REIT, although it reserves the right to employ leverage from time to time (including, but not limited to, property mortgages, seller financing, the issuance of preferred stock, and the like) in amounts the Board deems appropriate. As a closed-end fund, the Company is subject to the provisions of the 1940 Act that limit borrowings to an amount equal to one-third of its total assets.  After issuance of a Deregistration Order, the Company will not be subject to that borrowing limitation.

Regulatory Policies

The Company will adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that it establishes and maintains qualification as a REIT for federal tax purposes and is excluded from regulation as an investment company under the 1940 Act. Before acquiring any asset, the Company will determine whether the asset would constitute a “real estate asset” as defined in the Code (see “Federal Tax Considerations”).  The Company will regularly monitor purchases of assets and the income they generate to ensure that at all times it maintains its tax qualification as a REIT and its exclusion from regulation under the 1940 Act.  The Board will review the Company’s transactions on a quarterly basis to ensure compliance with these operating policies.

Distribution Policy

The Company intends to make quarterly distributions to its shareholders of amounts that will, at a minimum, enable it to comply with the REIT provisions of the Code that require annual distributions of at least 90% of its taxable income (other than net capital gain).1  See “Federal Tax Considerations—Federal Tax Treatment of the Company’s Proposed Operations as a REIT—Requirements to Qualify for Treatment as a REIT.”  The actual amount of such distributions will be determined on a quarterly basis by the Board, taking into account, in addition to the REIT tax requirements, the cash needs and net income of the Company, earnings of the Company, the market price for its common stock and other factors the Board considers relevant.

Operating Expenses

Once the Investment Management Agreement has terminated, the Company, instead of paying an investment management fee, will pay its new executive officers, employees and other agents to operate and manage its business.2 The operating expenses of the Company will increase.  Although total expenses are anticipated to rise, if the Business Proposal is fully implemented, management anticipates that the increased revenues as a result of the change to the Company’s business should more than offset any increase in expenses.

Reports and Annual Meetings

If the Company’s common stock is accepted for listing on NASDAQ, the Company will be required to satisfy the annual and periodic reporting requirements of the 1934 Act, including filing an Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which requires the filing of financial statements and officers’ certifications.  Furthermore, the Company will be required to file a Current Report on Form 8-K whenever a reportable event occurs between the above reporting periods.  If the Company’s common stock is not accepted for listing on NASDAQ and the Company has received its Deregistration Order, the Company will not have filing obligations under the 1934 Act or the 1940 Act.

If the Company’s common stock is accepted for listing on NASDAQ, the Company will also be required to hold annual meetings of shareholders.

1 Under the current managed distribution policy, distributions of approximately 5% of the Company’s net asset value per share on an annual basis are paid primarily from net investment income and any net realized capital gains, with the balance, if any, representing return of capital.

2 Currently, the Company pays a fee to the Investment Manager monthly, based on its average weekly net assets, and computed at the annual rate of 7/10 of 1% of the first $50 million, 5/8 of 1% over $50 million to $150 million, and 1/2 of 1% over $150 million, of those assets.  The Company paid investment management fees totaling $237,977 in 2010.

MANAGEMENT OF THE COMPANY

Board of Directors

If the Business Proposal is approved, Thomas B. Winmill will resign as a director of the Company soon thereafter and Mark C. Winmill will be appointed to serve as a director and will serve until his successor is duly elected and qualified.  Each other member of the current Board will continue to serve on the Board until his successor is duly elected and qualified.  Information regarding Mr. Mark Winmill can be found under “Executive Officers” below.

NASDAQ rules do not prohibit a company from having a classified board of directors. However, if a board is divided into more than three classes, the structure may raise concerns under NASDAQ’s listing requirements.  Accordingly, to comply with requirements for listing the Company’s common stock on NASDAQ, the Board intends to rely on section 3-803 of the MGCL to change the number of classes of Directors from five to three. By voting to approve the Business Proposal, shareholders will be deemed to have approved the reclassification of the Board from five to three classes.  The change would be accomplished by the Board designating by resolution, from among its members, Directors to serve as Class I Directors, Class II Directors and Class III Directors. To the extent possible, each class will have the same number of Directors.  If the Company’s common stock is not accepted for listing on NASDAQ, the Board will continue to be divided into five classes and the shares will continue to be quoted on the OTCBB and on Pink Sheets.

Executive Officers

If the Business Proposal is approved, the Investment Management Agreement will terminate soon thereafter and the Company will become internally managed.  The following table sets forth certain information regarding the proposed officers of the Company.

Name, Address(1) and Age	Position(s) to be Held(2)	Principal Occupation(s) and Business Experience During Past 5 Years (3)
Mark C. Winmill Age: 53	President and Chief Executive Officer, Director
President, Chief Executive Officer, and a Director of Tuxis and its subsidiaries; Executive Vice President and Director of Winmill & Co. Incorporated (“Winco”), the parent of the Investment Manager; Executive Vice President of the Investment Manager; Vice President of Bexil Corporation (“Bexil”). Director, New York Self Storage Association. B.A. The University of Virginia, 1980; M.B.A. Fuqua School of Business, Duke University, 1987.  He is a son of Bassett S. Winmill.

Bassett S. Winmill Age: 81	Executive Chairman, Director
Chairman and a Director of Tuxis and its subsidiaries. Chief Investment Strategist of the Investment Manager, Bexil Advisers LLC, and Midas Management Corporation (registered investment advisers, collectively, the “Advisers”), Chairman of the Board of Bexil, Winco, Tuxis, and two of the investment companies in the Fund Complex,(3) and portfolio manager of Foxby Corp. and Midas Magic, Inc. Member of the Investment Policy Committee of each of the Advisers (the “IPCs”) which currently manage the Company, Dividend and Income Fund, Inc., and Midas Perpetual Portfolio, Inc. Member of the New York Society of Security Analysts, the Association for Investment Management and Research, and the International Society of Financial Analysts. He is the father of Mark C. Winmill and Thomas B. Winmill.

Thomas B. Winmill Age: 51	General Counsel
General Counsel of Tuxis. President, Chief Executive Officer, and Chief Legal Officer of the Company, the other investment companies in the Fund Complex, the Advisers, Bexil Securities LLC and Midas Securities Group, Inc. (formerly, Investor Service Center, Inc.) (registered broker-dealers, collectively the “Broker-Dealers”), Bexil, and Winco. Chairman of the IPCs and the portfolio manager of Midas Fund, Inc. Member of the New York State Bar and the SEC Rules Committee of the Investment Company Institute. He is a son of Bassett S. Winmill.

Thomas O’Malley Age: 52	Chief Financial Officer, Treasurer
Chief Financial Officer, Chief Accounting Officer, and Treasurer of Tuxis. He is also Chief Accounting Officer, Chief Financial Officer, Vice President, and Treasurer of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco. He is a certified public accountant.

John F. Ramirez Age: 34	Vice President, Chief Compliance Officer, Secretary
Chief Compliance Officer, Vice President, Associate General Counsel, and Secretary of Tuxis. Chief Compliance Officer, AML Officer, Vice President, and Secretary of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco. Member of the IPCs. Member of the New York State Bar and the Chief Compliance Officer Committee and the Compliance Advisory Committee of the Investment Company Institute.

Robert J. Mathers Age: 43	Vice President, Operations	Vice President, Operations of Tuxis.

Heidi Keating Age: 51	Vice President	Vice President of Tuxis. She is also Vice President of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil, and Winco. She is a member of the IPCs.

Lee J. Buchman Age: 39	Assistant Vice President	Assistant Vice President of Tuxis.
__________________________
(1)  The business address of each executive officer will be 3814 Route 44, Millbrook, NY 12545.
(2)  Each executive officer of the Company will serve until he or she resigns or is removed.
(3) The “Fund Complex” is comprised of the Company, Dividend and Income Fund, Inc., Foxby Corp., Midas Fund, Inc., Midas Magic, Inc., and Midas Perpetual Portfolio, Inc. which are managed by the Advisers.

Committees of the Board of Directors

The Company has an Audit Committee and a Nominating Committee composed of Messrs. Bruce B. Huber, James E. Hunt and Peter K. Werner (Chair), each of whom is an Independent Director and is “independent,” as defined in Rule 5605(a)(2) of the NASDAQ listing rules.  The Company currently has an Executive Committee comprised of Thomas B. Winmill, the function of which is to exercise the powers of the Board between meetings to the extent permitted by law to be delegated and not delegated by the Board to any other committee.  Soon after the Business Proposal is approved, Thomas B. Winmill will resign from the Executive Committee and the Executive Committee will be composed of Mark C. Winmill and Bassett S. Winmill.  The Company has a committee of Continuing Directors, as defined in the Company’s Charter, to take such actions as are required by the Charter and the Company’s Amended and Restated By-laws (“By-laws” and, collectively, the “Governing Documents”).

In connection with determining the salaries to be paid to the Company’s executive officers if it becomes internally managed, the Board expects to form a Compensation Committee of the Board comprised of Messrs. Huber, Hunt and Werner (Chair).

Compensation of Directors and Officers

Currently, the Company pays its Independent Directors a quarterly retainer of $250 and a per meeting fee of $1,000 and reimburses them for their meeting expenses. The Company also pays the Independent Directors $250 per special telephonic meeting attended and per committee meeting attended, and $250 per joint meeting of the Audit Committees of the Fund Complex attended. The Company does not pay any other remuneration to its executive officers and Directors, and the Company has no bonus, pension, profit-sharing or retirement plan.  The Company’s executive officers and Directors are eligible for bonuses from the Investment Manager and may participate in a qualified retirement plan offered by the Investment Manager.

As an operating company, the Company expects Board oversight of the management of the Company to require more time and involvement by the Independent Directors.  Consequently, the Company expects to pay its Independent Directors an annual retainer of $2,000, a per meeting fee of $2,500, and reimbursement for their meeting expenses. The Company also expects to pay such Directors $500 per special telephonic meeting attended and per committee meeting attended (when not held near the time of the regular meeting).

Soon after the Business Proposal is approved, the Company will become internally managed.  The Compensation Committee is expected to make decisions on compensation of the Company’s executive officers. The Compensation Committee is expected to establish the compensation (base salary and target bonus) of Mark C. Winmill. It is also expected to establish the compensation of the other officers of the Company in consultation with him.  The Company reserves the right to institute bonus, pension, profit-sharing or retirement plans, subject to shareholder approval, if necessary.

RELATED PARTIES AND POTENTIAL CONFLICTS OF INTEREST

Certain persons who will serve as officers and directors of the Company also serve as officers and directors of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil, Tuxis, Winco, and their affiliates.  The Proposals were initiated and structured by individuals who are currently executive officers of the Investment Manager. Thomas B. Winmill, a director and the current President and Chief Executive Officer of the Company, is also the President and Chief Executive Officer of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil, Winco, and their affiliates except Tuxis.  Bassett S. Winmill, the Company’s Chairman of the Board, is also the Chairman of Foxby Corp., Bexil, Winco, and Tuxis.  If the Business Proposal is approved, Thomas B. Winmill is expected to resign as the Company’s President and Chief Executive Officer soon after such approval.  The Investment Manager and its affiliates have interests in the Proposals that may be different from, or in addition to, shareholder interests.  The Investment Manager and its affiliates may also, from time to time, own, buy or sell common stock of the Company.  Certain affiliates of the Investment Manager own in the aggregate less than 1% of the outstanding Shares of the Company.

Certain conflicts of interest may arise as a result of the overlapping executive officers and directors of the Company and Tuxis that is also engaged in the self storage facility business. Mark C. Winmill, who is expected to serve as the Company’s President and Chief Executive Officer soon after the Business Proposal is approved, is also President and Chief Executive Officer of Tuxis. Other members of the Company’s proposed senior management are also involved in Tuxis’ self storage business. These outside business interests could interfere with their ability to devote sufficient time to the Company’s business and affairs.  In addition, conflicts may arise in connection with the allocation of investment opportunities between the Company and Tuxis. Should the Business Proposal be approved by shareholders, the Board intends to adopt policies governing allocation of investment opportunities between the two entities.  Once the Company ceases to be a registered investment company under the 1940 Act, it will be able to engage in transactions with its affiliates that would currently be prohibited by the 1940 Act.  Thus, the Company will be permitted to acquire real property and related assets from, and sell real property and related assets to, its affiliates. These transactions may result in terms that are more favorable to the affiliate than would have been obtained on an arm’s length basis and may operate to the detriment of the Company’s shareholders. The Company’s Independent Directors will review all affiliated and related party transactions.

CERTAIN OTHER CHANGES AS A RESULT OF THE CHANGE OF BUSINESS

The proposed conversion from an investment company to an operating company involves a number of changes.  The following highlights certain key areas not previously discussed where differences will exist.

Changes in Financial Reporting and Accounting

The difference in the regulatory framework of the Company as a RIC and a REIT will impact the accounting methods, financial condition, results of operation and liquidity of the Company.  The Company believes that the accounting impact of the change in corporate form from an investment company to an operating company should be treated as a change in accounting principle in accordance with Financial Accounting Standards Board Accounting Standards Codification 250, Accounting Changes and Error Corrections and that applicable guidance requires a cumulative effect adjustment as of the date of the accounting change.

Accordingly, until the issuance of a Deregistration Order, the Company will continue to issue semi-annual reports to shareholders in the same manner as currently, which will include a balance sheet and a schedule of portfolio investments. Currently, 100% of the Company’s portfolio is valued using Level 1 (quoted prices in active markets for identical investments) and Level 2 (other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, amortized cost, etc.)) inputs. Once the Company has redeployed its assets into Real Estate Assets, it anticipates that its holdings of publicly traded REITs will be valued using Level 1 inputs and its holdings of real property, including self storage facilities, will be valued using Level 3 (significant unobservable inputs including the Company’s own assumptions in determining the fair value of investments).

After issuance of a Deregistration Order, if the Company’s common stock is accepted for listing on NASDAQ, the Company will issue quarterly reports and record its assets on a balance sheet with investment securities, available-for-sale, shown at market value (which may require fair valuation) and investments in real property, including storage facilities, shown at cost net of depreciation. The Company anticipates that its holdings of shares (or transferable certificates of beneficial interest) in publicly traded REITs will be considered investment securities, available-for-sale and valued using Level 1 inputs. The cost of acquired self storage facilities will be allocated to land, building, equipment and in-place customer leases based on the fair value of each component. Depreciation is expected to be computed using the straight line method over estimated useful lives of forty years for buildings and improvements and five to twenty years for furniture, fixtures and equipment.  Expenditures for significant renovations or improvements that extend the useful life of assets are expected to be capitalized. Interest and other costs incurred during the construction period of major expansions are expected to also be capitalized.

In addition, where the Company as an operating company has ownership of 20% or more of an investee company’s voting stock, the Company may be able to include in its reported earnings and assets its proportionate share of the earnings or losses of the investee company, provided that the investment and related control would not be deemed temporary. In contrast, an investment company would record as income only dividends received, and the change in its assets would reflect changes in the valuation of its portfolio of securities and other assets. As a result, the valuation of the assets held by the Company as an operating company would no longer be subject to a requirement to use fair value, to the extent such assets are accounted for on an equity or consolidated basis, and therefore the determination of the Company’s net asset value or book value will become less readily available. The Company would carry its investments at the original investment price (cost) plus its proportionate share of the earnings in the investee companies. Other than a permanent impairment of the carrying value of investments carried at the equity basis of accounting, which would require a write-down to fair value, the carrying value would not reflect fair value. The recording of fair value would be at the time of the ultimate disposition of such investments and be reflected in the resulting gain or loss on sale of the investment.

As an internally managed company, the Company would be able to capitalize qualifying acquisition and development costs in accordance with generally accepted accounting principles consistently applied (“GAAP”). In so doing, the Company would be able to better match the incurrence of costs associated with the acquisition or development of properties with the revenue generated by those properties, which is consistent with the accounting treatment used by other self storage REITs. These acquisition, development and leasing activities would otherwise be provided by an external investment manager and paid for as part of the REIT management fee, which fee would have to be expensed by the Company. The internalization of management will position the Company to pursue possible acquisitions of self storage facilities in a more effective way and may also influence investors and analysts to view the Company more favorably.

Changes to Rights of Shareholders

As a registered investment company, the Company is subject to the provisions of, and the rules and regulations under, the 1940 Act, which impose restrictions on its business and investment activities. After issuance of a Deregistration Order, the Company will not be registered under the 1940 Act and, thus, its shareholders will not be afforded certain regulatory protections, including those that require: restrictions on borrowing and issuing senior securities; prohibition of certain transactions with affiliates; filing of a registration statement containing fundamental investment policies and shareholder approval of changes to such policies; dividend distributions and share repurchases conforming to certain rules; every share of common stock the Company issues to be voting stock with voting rights equal to those of every other outstanding voting stock; banks or broker dealers to maintain custody of assets; and fidelity bonding.

If the Company’s common stock is listed on NASDAQ, the Company would be subject to the reporting obligations of the 1934 Act, including the requirements to file an annual report on Form 10-K and quarterly reports on Form 10-Q, each of which requires the filing of full financial statements, and current reports on Form 8-K.  Shareholders would also have the benefit of the significant regulatory protections provided by the NASDAQ corporate governance requirements, including those that require that a majority of the directors be “independent directors” (as defined under the NASDAQ rules), director nominations and the compensation of all of the Company’s executive officers, including its chief executive officer, be subject to independent director approval, and that the Company hold an annual meeting of shareholders no later than one year after its first fiscal year-end following listing.

PROPOSAL 2:
TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO IMPOSE CERTAIN LIMITS AND RESTRICTIONS ON OWNERSHIP AND TRANSFERABILITY RELATING TO THE COMPANY’S CAPITAL STOCK IN ORDER TO COMPLY WITH CERTAIN FEDERAL TAX REQUIREMENTS APPLICABLE TO REAL ESTATE INVESTMENT TRUSTS.

The Board proposes and recommends the Charter Proposal to shareholders, i.e., that the Company’s Charter be amended to impose certain limits and restrictions on ownership and transferability relating to shares of the Company’s capital stock (hereinafter, “Shares”) in order to assist the Company to comply with the Code’s requirements applicable to REIT shares.  The Charter Proposal will be implemented only if the Business Proposal is approved.  The Charter would generally prohibit any shareholder from beneficially or constructively owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of any class or series. The Charter would also prohibit any person from, among other things, (1) beneficially or constructively owning Shares that would result in the Company’s being “closely held” or otherwise cause the Company to fail to qualify as a REIT, or (2) transferring Shares if the transfer would result in the Shares being owned by fewer than 100 persons.  The Board may revoke or otherwise terminate the Company’s REIT election, without the approval of shareholders, if it determines that it is no longer in the Company’s best interests to continue to qualify as a REIT.  The Board may also determine that compliance with any restriction or limitation on Share ownership and transfers set forth in the Charter is no longer required for REIT qualification.   Set forth below is a more detailed explanation of the proposed Charter amendments.  See Annex A (“Restrictions on Transfer and Ownership of Shares”) attached to this Proxy Statement for the text of the amendments that will be made to the Charter if the Charter Proposal is approved.

These ownership and transfer restrictions will not affect any current shareholders who already own 9.8% or more of the Shares and will only affect shareholders who seek to acquire more than that percentage (including Shares they own at the time the restriction is imposed) in the future. These restrictions may, however, discourage a tender offer or other transactions or a change in the composition of the Board or control that might involve a premium price for the Shares or otherwise be in the best interests of the Company’s shareholders.

If the Charter Proposal is approved, an amendment to the Charter will be filed with the Maryland State Department of Assessments and Taxation (“MSDAT”) on or after January 1, 2012.  If the Charter Proposal is not approved by shareholders at the Meeting (including any adjournment thereof), shareholders may be asked to consider and vote on the Charter Proposal at a special meeting of shareholders to be held in the future.  If the Business Proposal is not approved, the Charter Proposal will not be implemented even if approved by shareholders.  By voting to approve the Charter Proposal, shareholders will be deemed to have approved the reclassification of the Board from five to three classes.

Vote Required and the Board’s Recommendation

Approval requires the affirmative vote of at least a majority of the Company’s outstanding voting securities.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CHARTER PROPOSAL.

SUMMARY OF PROPOSED CHARTER AMENDMENT

To qualify as a REIT under the Code for a taxable year beginning after December 31, 2012 (or after December 31, 2013, if implementation of the Business Proposal is delayed until 2013, see “Implementation of the Business Proposal–Dispose of Non-Real Estate Assets and Acquire Real Estate Assets”), Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after the applicable date, no more than 50% of the value of the outstanding Shares may be owned, directly, indirectly or constructively, by five or fewer individuals (or certain entities) during the second half of any calendar year unless approved by the Board. See Annex B for more information on qualification as a REIT under the Code.

The Charter will contain restrictions on the number of Shares that a person may own. The Charter will provide that (subject to certain exceptions described below) no person may own, or be deemed to own by applying the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of any class or series.

The Charter will also prohibit any person from (1) beneficially or constructively owning Shares that would result in the Company’s being “closely held,” as determined under section 856(h) of the Code, or otherwise cause the Company to fail to qualify as a REIT and (2) transferring Shares if such transfer would result in the Shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of Shares that are transferred to a charitable trust (as described below), will be required to give written notice immediately to the Company, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and provide the Company with other information it may request to determine the effect of such transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the Company’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board, in its sole discretion, may exempt a person from the foregoing restrictions. A person seeking an exemption must provide to the Board representations, covenants and undertakings the Board may deem appropriate to conclude that granting the exemption will not cause the Company to lose its status as a REIT.  The Board may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel to determine or ensure the Company’s status as a REIT.

Any attempted transfer of Shares that, if effective, would result in a violation of any of the foregoing restrictions will not be effected, and instead the number of Shares that would cause the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in the Charter) before the date of the transfer. The Charter will provide that, if, for any reason, the transfer to the trust is ineffective, the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will continue to be issued and outstanding Shares. The proposed transferee will not benefit economically from ownership of any Shares held in the trust and will have no rights to dividends or other distributions on, and no rights to vote or other rights attributable to, those Shares. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to Shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary(ies). Any dividend or other distribution on Shares that is automatically transferable to the trust that is paid to the proposed transferee before the Company’s discovery of the attempted transfer will be paid by the proposed transferee to the trustee upon demand. Any such dividend or other distribution authorized but unpaid will be paid when due to the trustee, and any such dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary(ies). Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee before the Company’s discovery of the attempted transfer and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary(ies). However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Company that Shares have been transferred to the trust, the trustee will sell the Shares to a person, designated by the trustee, whose ownership of the Shares will not violate the Charter’s ownership limitations. Upon such sale, the interest of the charitable beneficiary(ies) in the sold Shares will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary(ies) as follows. The proposed transferee will receive the lesser of (1) the price it paid for the Shares or, if it did not give value for the Shares in connection with the event causing the Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the Charter) of the Shares on the day of that event and (2) the price received by the trustee from the sale or other disposition of the Shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary(ies). If, before the Company’s discovery of the attempted transfer, the Shares are sold by the proposed transferee, then (1) the Shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the Shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the Shares held in the trust will be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (1) the price per Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date the Company, or its designee, accepts the offer. The Company may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or other distributions paid to the proposed transferee on the Shares and owed by the proposed transferee to the trustee. The Company will have the right to accept the offer until the trustee has sold the Shares. Upon a sale to the Company, the interest of the charitable beneficiary(ies) in the sold Shares will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Each certificate, if any, representing Shares issued on or after the first day of the first year for which the Company elects to be a REIT will bear a legend referring to the restrictions described above or will state that the Company will furnish a full statement about certain transfer restrictions to a shareholder upon request and without charge. Each uncertificated Share will be deemed to bear the same legend.

Each beneficial or constructive owner of Shares shall upon demand be required to provide to the Company information it requests, in good faith, to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. In addition, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) in value or in number of each class and series of outstanding Shares shall be required to provide to the Company additional information it may request to determine the effect, if any, of the owner’s beneficial ownership thereof on the Company’s status as a REIT and to ensure compliance with the ownership limitations. Each such owner also will be required to give written notice to the Company, within 30 days after the end of each taxable year, stating the owner’s name and address, the number of Shares of each class and series the owner beneficially owns and a description of the manner in which those Shares are held.

If the Board determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to section 856(g) of the Code.  The Board also may determine that compliance with any restriction or limitation on Share ownership and transfers set forth in the Charter is no longer required for REIT qualification.

RECOMMENDATIONS OF THE BOARD AND THE SPECIAL COMMITTEE

The Board has approved the Proposals and has recommended that shareholders vote “FOR” the Proposals.

The Board reached its decision after almost two years of consideration and discussions with management.  To assist its evaluation, on December 9, 2009, the Board appointed a special committee of Independent Directors (“Special Committee”) to consider and make findings with respect to the Proposals and to report to the full Board on its deliberations, findings and recommendations. The Special Committee consisted of Messrs. Werner, Hunt and Huber, each an Independent Director, and met on eleven occasions.

The Board and the Special Committee reviewed materials prepared by the current and proposed new management of the Company relating to the Proposals, the Company’s investment objectives, strategies, and restrictions, the types of investments the Company may make, the risk and return characteristics of those investments, projected income and expenses anticipated to be associated with implementing the Proposals and related matters. The Special Committee also engaged two independent experts to assist the committee and the Board in evaluating the Business Proposal.  The independent experts prepared reports evaluating the self storage facility market and the broader impact of the consummation of the Business Proposal on the Company, including its operations and performance.  After reviewing the expert reports and information provided by management, the Special Committee posed additional questions, requested additional information from management and met separately to discuss the Proposals.  During the course of their evaluation, the Board and the Special Committee also consulted with the Investment Manager and the Company’s legal counsel.  At special meetings on September 29, 2011, the Special Committee and the Board discussed the Proposals with the two independent experts, management and proposed management.  After further discussions in executive session, on September 29, 2011, the Special Committee reported to the full Board as to its findings and recommended that the Board and shareholders of the Company approve the Proposals.

In determining to approve the Proposals, the Board took into account the findings and recommendations of the Special Committee and the reports of and discussions with the independent experts.  Additionally, the Board considered proposed management’s experience and qualifications in managing an operating company and whether the Company’s total assets were sufficient to allow it to successfully implement the Business Proposal.  They noted that the Company would be internally managed by the officers of Tuxis, who have experience in self storage acquisition, development, management and operations, although not with operating a REIT.  The Board recognized that if proposed management does not identify and acquire appropriate self storage properties, does not manage the properties effectively, or underestimates the anticipated costs, the projected revenues may not be realized and the Company may not be able to generate sufficient revenues to offset the anticipated increased expenses and pay higher distributions.

The Board considered the potential benefits associated with effecting the Proposals, including the following.  Although there can be no assurances, operating as a self storage REIT rather than as an investment company may provide the Company the opportunity to deliver potentially better total return over the long term. Owning and operating self storage facilities may allow the Company to increase its income which, over time, could result in higher distributions to shareholders and share price appreciation. As a REIT, the Company expects to continue to pay distributions to shareholders of at least 90% of its taxable income (other than net capital gain).  Like a registered closed-end fund, a REIT generally is not subject to federal corporate income tax on its net income and net realized gains that it distributes to its shareholders, provided that certain tax requirements are satisfied.  By focusing on self storage properties the Company also should be able to reduce its interest rate exposure as compared to its current investment portfolio.  In addition, if the Shares are accepted for listing on NASDAQ, the Company anticipates holding annual shareholder meetings, which would afford shareholders an additional opportunity to discuss Company affairs with management.  If the Company is listed on NASDAQ, it will also continue to file periodic reports as required by the 1934 Act.

The Board also took into account the potential risks associated with effecting the Proposals, including the following and those discussed under “Risk Factors.”  The Company’s overall expenses are expected to increase, although proposed management anticipates that increased revenues should more than offset such increases.  The Company also would need to dispose of its non-Real Estate Assets and expects to incur transactional expenses and to realize material net capital gains upon disposition of those assets.  Because the Company would concentrate its investments in Real Estate Assets, the value of the Company’s common stock may be subject to greater volatility than a company with a portfolio that is less concentrated by industry.  In addition, if the securities of the real estate industry or self storage facility companies as a group fall out of favor with investors, the Company could underperform other companies that have greater industry diversification. Distributions to shareholders likely will decrease during the period when the Company is transitioning from an investment company to a self storage REIT and such transition period could extend for over a year.

The Board considered the tax consequences of the Business Proposal, the treatment of distributions the Company would make as a REIT, and certain other aspects of the Business Proposal.  A substantial part of the income dividends the Company paid in 2010 and 2009 has been treated as QDI and has been eligible for the DRD.  Income dividends payable by the Company as a REIT generally will not be so treated; instead, distributions paid out of the Company’s E&P, except distributions of net capital gain, will be taxable to shareholders (other than those who are tax-exempt or hold Company shares in tax-advantaged accounts) as ordinary income, which likely will increase the taxes those shareholders pay on the distributions they receive.  Moreover, if the Company failed to qualify as a REIT in any taxable year (and was not entitled to relief from that failure), it would be taxed as a regular domestic corporation, including the nondeductibility of distributions to its shareholders.  To achieve and maintain REIT status under the Code, the Company would need to satisfy certain requirements as to its operations that (1) impose restrictions on the nature of its assets and its ability to hedge its assets and make related borrowings and (2) require the Company to distribute at least 90% of its taxable income (other than net capital gain) to its shareholders each year.

The Board also considered that the Company will change from an investment company into an operating company and will have to comply with the regulatory regime applicable to REITs.  The 1940 Act provides certain protections to the Company’s shareholders that they would not have once the Company has deregistered and become a REIT.  If the Charter Proposal is approved, the Company’s Charter will be amended to include restrictions regarding ownership and transfer of its shares designed to enable it to comply with the REIT ownership requirements.  There are potential conflicts of interest in effecting the Business Proposal and potential conflicts of interest may likewise exist after the consummation of the Business Proposal. Please see “Risk Factors—Risks Related to the Company’s Organization and Structure” and “Related Parties and Potential Conflicts of Interest.”  The fees paid to the Independent Directors of the Board will increase once the Company begins to transition to a self storage REIT.  See “Management of the Company—Compensation of Directors and Officers.”

After consideration of the potential benefits and risks associated with effecting the Proposals, the Board concluded that the potential benefits outweighed the potential risks associated with the Proposals, approved the Proposals and determined to submit them to shareholders for approval.  In view of the wide variety of factors considered by the Board, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The Board reached its positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above.  The Board unanimously recommends that shareholders vote “FOR” both Proposals.

FEDERAL TAX CONSIDERATIONS

Introduction

Set forth below is a summary of certain, although not all, material federal income and excise tax considerations regarding the Company and the purchase, ownership and disposition of Shares.  Additional considerations regarding those matters are summarized in Annex B (“Additional Federal Tax Considerations”) attached to this Proxy Statement (references below to “this summary” include the summary in Annex B).  This summary assumes that you are a “United States person” (as defined in the Code, generally a U.S. citizen or resident or a domestic corporation, partnership, estate or trust) and hold your Shares as a capital asset.  Nothing in this summary is or should be construed as legal or tax advice to any current or prospective shareholder.

The federal tax law that governs the qualification and taxation of REITs -- as used in this “Federal Tax Considerations” section, that term means “real estate investment trusts” as defined in section 856 of the Code -- is highly technical and complex.  This summary provides only a general discussion and does not represent a complete analysis of all tax consequences of an investment in the Company or purport to deal with all aspects of federal taxation that may be relevant to shareholders in light of their particular circumstances or shareholders subject to special treatment under the Code.  It is based on provisions of the Code and the current, temporary and proposed Treasury regulations thereunder (“Regulations”), the legislative history of the Code and judicial decisions and administrative pronouncements and practices, all as of the date of this Proxy Statement, all of which are subject to change or differing interpretations (possibly with retroactive effect).  Moreover, the effects of any state, local or foreign tax law are not addressed in this summary and, therefore, must be evaluated independently by each shareholder.  No ruling has been requested from the IRS or any other federal, state or local agency, nor has the Company asked its counsel to render any legal opinions, regarding any matter discussed below or in Annex B.  This summary does not in any way either bind the IRS or the courts or constitute an assurance that the tax consequences discussed herein will not be challenged by the IRS or any other federal, state or local agency or will be sustained by a court if so challenged.

The Company has qualified for treatment as a RIC in the past and intends to continue to qualify for that treatment for its current taxable year (which ends on December 31, 2011).  (The Company intends to so qualify for its next taxable year if implementation of the Business Proposal is delayed, as mentioned below.) To so qualify, the Company has had to satisfy various source-of-income, diversification and distribution requirements set forth in Part I of Subchapter M, which are summarized in Annex B.  To qualify for treatment as a REIT, the Company will need to satisfy different source-of-income, diversification and distribution requirements, as well as certain other requirements it doesn’t have to satisfy currently.  Those REIT requirements, which are set forth in Part II of Subchapter M, as well as the considerations arising from the Company’s change from a RIC to a REIT, are summarized below and in Annex B.

Federal Tax Treatment of the Company’s Proposed Operations as a REIT

If the Business Proposal is approved by the shareholders, the Company would cease qualifying as a RIC when its current taxable year concludes (except as noted below) and would begin to operate with the intent to qualify for treatment as a REIT for subsequent taxable years.  There can be no assurance that the Company will actually operate in a manner so as to allow it to qualify and remain qualified for treatment as a REIT.  See “Requirements to Qualify for Treatment as a REIT” below.

Similar to the consequences of qualifying for treatment as a RIC, by qualifying for treatment as a REIT the Company will be relieved of federal income tax, i.e., avoid “double taxation,” on the part of its real estate investment trust taxable income (which, unlike the Company’s taxable income as a RIC, includes net capital gain) (“REIT Taxable Income”) that it distributes to its shareholders.  REIT Taxable Income is regular corporate taxable income, with certain adjustments, including a deduction for dividends paid and excluding “net income from foreclosure property” and “net income derived from prohibited transactions” (each of which is separately taxed, at the rate of 100% in the latter case).  See “Federal Tax Payable by REITs” below.

Requirements to Qualify for Treatment as a REIT

To qualify for treatment as a REIT, the Company will no longer be required to be registered under the 1940 Act, but instead it will have to satisfy certain conditions unique to the definition of a REIT as well as the distribution, income and diversification requirements (analogous to those for RICs mentioned above) that are described under “REIT Requirements” below (collectively, “REIT Requirements”).

Definition of “REIT”

A REIT is defined as a corporation that, among other things, in addition to meeting the REIT Requirements other than the REIT Distribution Requirement (as defined below), is not “closely held.”  See Annex B for other aspects of the definition of a “REIT” and for the definition of “closely held.”

If the Charter Proposal is approved, the Charter would be amended to include restrictions regarding ownership and transfer of the Shares to assist the Company in satisfying the stock ownership conditions to REIT status.  Those restrictions, however, may not ensure that the Company will be able to satisfy those conditions in all cases.  If the Company failed to satisfy these conditions for any taxable year other than the first taxable year for which it elects to be a REIT, its status as a REIT would terminate unless (1) it complied with applicable Regulations that require a REIT to determine the actual ownership of its shares and (2) it did not know, or would not have known through the exercise of reasonable diligence, that it was closely held.

REIT Requirements

In addition to satisfying the conditions to the definition of a REIT, the Company will have to satisfy the following REIT Requirements to qualify for tax treatment as a REIT:

(1)  Annual Distribution Requirement.  The Company’s deduction for dividends (other than deductible distributions of net capital gain (“capital gain dividends”)) paid for each taxable year will have to equal or exceed (a) the sum of 90% of its REIT Taxable Income, determined before taking that deduction into account and by excluding net capital gain, plus 90% of the excess of its “net income from foreclosure property” over the federal income tax imposed thereon, minus (b) certain items of non-cash income (“REIT Distribution Requirement”).  If the Company does not distribute, or is not treated as having distributed, all of its REIT Taxable Income for a taxable year, it will be subject to federal income tax at regular corporate rates on the undistributed amount.  See Annex B for additional considerations regarding this requirement.

The Company also will have to make annual distributions to avoid liability for a 4% federal excise tax applicable to REITs (“REIT Excise Tax”) that is similar to the excise tax to which it now is subject as a RIC (described in Annex B).  See “Federal Tax Payable by REITs” below.  The Company intends to make sufficient distributions each year to avoid having to pay the REIT Excise Tax.

(2)  Annual Source-of-Income Requirements.  The Company must meet the following two annual gross income requirements (“REIT Income Requirements”) to qualify as a REIT:

(a)  At least 75% of its gross income (excluding gross income from “prohibited transactions”) each taxable year must be derived from real estate income (“75% Income Requirement”); and

(b)  At least 95% of its gross income (again, excluding gross income from prohibited transactions) each taxable year must be derived from sources meeting the 75% Income Requirement, other dividends and interest and gain from the disposition of other stock or securities.

The Company’s failure to satisfy either or both REIT Income Requirements for any taxable year generally would not result in loss of its REIT status if the failure is due to reasonable cause and not willful neglect and a schedule of the sources of its income is attached to its federal income tax return.  There can be no assurance, however, that the Company will be able to rely on that relief provision in all circumstances.  Moreover, even if that provision did apply, a penalty tax (described under “Federal Tax Payable by REITs” below) would be imposed.  See Annex B for additional considerations regarding these requirements.

As noted elsewhere in this Proxy Statement, beginning in late 2011 the Company may begin selling, and in 2012 the Company expects to sell, all assets in its portfolio that are not Real Estate Assets.  The timing of those sales will be governed by federal income tax considerations. Thus, for example, if it is not reasonably certain by late December 2011 that a favorable shareholder vote on the Business Proposal will be obtained, the Company will determine whether realizing capital gains in 2011 -- to minimize non-real-estate-related income for 2012 and thus enable the Company to more easily satisfy the REIT Income Requirements -- that, in the absence of the change in business, would not otherwise be taken until 2012 or later is in the best interest of the Company’s shareholders, since the Company, like most investment companies, normally seeks to defer realization of net capital gains as much as possible consistent with proper portfolio management.  If the Company determines that deferring realization to 2012 or later is preferable but that realizing gains from the current portfolio in that year would likely prevent the Company from qualifying as a REIT for that year, implementation of the Business Proposal would be delayed until 2013.  (For convenience, this “Federal Tax Considerations” section assumes no such delay.)

(3)  Quarterly Diversification Requirements.  The Company must meet two quarterly asset diversification requirements (“REIT Diversification Requirements”) to qualify as a REIT.  Specifically, at the close of each quarter of its taxable year:

(a)  At least 75% of the value of its total assets (“Asset Value”) must be represented by “real estate assets,” cash and cash items, and government securities.  “Real estate assets” consist of real property (including interests in mortgages on real property), shares in other REITs, and, for one year after the Company’s receipt of new capital (“Start-up Period”), any stock or debt instrument (not otherwise a real estate asset) attributable to the temporary investment of that capital; and

(b)(i) Not more than 25% of its Asset Value may be invested in (1) securities (other than those described in clause (a)) or (2) securities of one or more “taxable REIT subsidiaries” (each, a “TRS”) (see “Federal Tax Treatment of the Company’s Proposed Operations as a REIT—Other Federal Income Tax Considerations—Taxable REIT Subsidiaries” in Annex B) and (ii) except with respect to a TRS and securities described in clause (a), not more than 5% of its Asset Value may be represented by securities of any one issuer and it may not hold more than 10% of the total voting power or total value of any one issuer’s outstanding securities (“5% Requirement”).  If the Company owns shares in a qualified REIT subsidiary (a “QRS”), the QRS’s assets and liabilities are treated as the Company’s.

See Annex B for additional considerations regarding these requirements.

Federal Tax Payable by REITs

Although, as noted above, qualifying for treatment as a REIT generally results in elimination of double taxation, even a REIT is subject to federal tax in the following circumstances and those identified in Annex B:

•	A REIT is required to pay income tax at regular corporate rates on any undistributed REIT Taxable Income (including undistributed net capital gain).

•
Similar to a RIC, a REIT is subject to the REIT Excise Tax, which is a nondeductible 4% excise tax on the amount by which the annual distributions to its shareholders for a calendar year is less than the sum of (1) 85% of its ordinary income (not taking into account any capital gains or losses) for the year, (2) 95% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses, as prescribed by the Code) for the year, plus (3) any undistributed REIT Taxable Income from prior years.  For these purposes, a REIT is treated as having distributed any amount on which it is subject to income tax for any taxable year.

•
If a REIT fails to satisfy either or both REIT Income Requirements and meets the conditions described above under “REIT Requirements–(2) Annual Source-of-Income Requirements,” it must pay a 100% tax on an amount equal to (1) the gross income attributable to the amount by which it fails the applicable REIT Income Requirement (or if it failed both of them, the larger of those two amounts) multiplied by (2) a fraction intended to reflect the REIT’s profitability.

Other Federal Income Tax Considerations

Recordkeeping Requirements

The Company will be required to maintain records and annually request information from specified shareholders in order to disclose the actual ownership of its outstanding Shares.

Failure to Qualify

If the Company failed to qualify for treatment as a REIT in any taxable year, and the relief provisions described above did not apply, it would be subject to tax, including alternative minimum tax (“AMT”) and possibly increased state and local taxes, on its taxable income at regular corporate rates.  That tax would reduce the cash available for distribution to its shareholders.  Distributions to Company shareholders in any taxable year in which it failed to qualify for REIT treatment would not be deductible by the Company and would be taxable to them as ordinary income to the extent of the Company’s E&P.  Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which it lost its qualification.  It is not possible to state whether in all circumstances the Company would be entitled to statutory relief.

Other

See Annex B for federal income tax considerations regarding QRSs and TRSs.

Federal Taxation of Company Shareholders

Distributions Generally

Distributions paid out of the Company’s E&P, other than capital gain dividends, generally will be taxable to individual shareholders as ordinary income at their respective marginal rates (unlike QDI, which is taxed to individual shareholders at a maximum federal income tax rate of 15%).  Moreover, no part of the dividends the Company pays, as a REIT, will be eligible for the 70% DRD generally available to corporate shareholders.

If the Company makes a distribution to its shareholders in excess of its E&P, the excess distribution to you will be treated as a “return of capital” to the extent of your tax basis in your Shares and thereafter as capital gain, provided that you hold the Shares as capital assets; that capital gain will be taxable as long-term capital gain if you held the Shares for more than one year at the time of the distribution.  A return of capital is not taxable, but it reduces your tax basis in your Shares, thus reducing any loss or increasing any gain on your subsequent taxable disposition thereof.

Dividends the Company declares in October, November or December of any year and pays to a shareholder of record on a specified date in any of those months will be treated as both paid by the Company and received by the shareholder on December 31 of that year if the dividend is actually paid in the following January.

Capital Gain Dividends

Distributions the Company designates as capital gain dividends will be taxable to you as long-term capital gain, at a maximum rate of 15% for individual shareholders through the end of 2012, regardless of how long you have held your Shares.  See the summary of “retained net capital gain” in Annex B.

Dispositions of Shares

If you dispose of your Shares, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the disposition and your adjusted tax basis in the Shares.  That gain or loss will be capital gain or loss if you held the Shares as capital assets and will be long-term capital gain or loss if you held the Shares for more than one year.  In general, if you recognize loss on the disposition of Shares you held for six months or less, the loss will be treated as a long-term capital loss to the extent of any capital gain dividends you received on the Shares.

Backup Withholding

The Company must withhold and remit to the U.S. Treasury 28% of dividends, including capital gain dividends, otherwise payable to any individual or certain other non-corporate shareholder who (1) fails to certify that the taxpayer identification number furnished to the Company is correct or furnishes an incorrect number, (2) is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) fails to certify to the Company that he or she is not subject to backup withholding or that it is a corporation or other exempt recipient (“backup withholding”).  Backup withholding is not an additional tax, and any amounts so withheld may be credited against a shareholder’s federal income tax liability or refunded.

See Annex B for a summary of the AMT as applicable to a REIT’s shareholders.

Federal Income Tax Consequences of the Company’s Change from a RIC to a REIT

The Company’s change from a RIC to a REIT likely would not itself be treated as a taxable event.  The same corporation that has existed in 2011 and before as an electing RIC would continue without interruption as an electing REIT in 2012 and thereafter, unlike (1) a “shell” reorganization (an “F reorganization” in tax parlance), which involves the creation of a new shell company to which an existing company’s assets are transferred and which generally assumes the existing company’s liabilities, or (2) a “merger” (a “C reorganization” or “D reorganization” in tax parlance), which involves the joinder of two existing operating companies.

The change in investment focus, however, could have significant adverse tax consequences, in that it would necessitate the disposition of all of the Company’s portfolio in taxable sales.  For the year ended December 31, 2010, the Company had (1) aggregate net unrealized appreciation of more than $5.3 million and (2) over $1.5 million of capital loss carryovers, as follows:

December 31, 2010
Undistributed net investment income	$34,368
Unrealized appreciation on investments and foreign currencies	5,311,261
Capital loss carryovers	(1,545,908)
$3,799,721

From the end of 2010 through October 31, 2011, the Company realized net capital gains totaling approximately $1.7 million (unaudited), and the amount of unrealized appreciation on investments and foreign currencies had decreased as of that date to almost $2.15 million (both amounts unaudited). Thus, disregarding any realized gains and losses and changes in unrealized appreciation that might occur thereafter, the capital loss carryovers at December 31, 2010 (shown in the preceding table), would have been completely utilized to offset the net gain realized in the first ten months of 2011, with the result that the Company would be taxed on the entire unrealized appreciation at October 31, 2011 (i.e., almost $2.15 million), as that amount may increase or decrease over time, on the disposition of its entire portfolio -- whether all in 2011 or 2012 or over additional years as self storage facilities are invested in -- and replacement with assets that satisfy the REIT asset diversification requirements described above.

RISK FACTORS

Risks Related to the Company’s Business Following the Consummation of the Business Proposal

The following discussion of risks assumes, unless otherwise noted, that the Business Proposal has been approved by shareholders and that the Company has taken steps to implement the Business Proposal.  These risks may adversely affect the Company’s financial condition, yield on investment, results of operations, cash flow, per share trading price of its common stock and ability to satisfy debt service obligations, if any, and to make cash distributions to its shareholders.  Whether the Company is a registered investment company or an operating company, an investment in the Company, like an investment in any other public company, is subject to investment risk, including the possible loss of your investment.

The Company will enter into a new business.  The Company will pursue a business in which it has no operating history.  Although the Company’s proposed officers have experience in operating companies and in the self storage industry, there can be no assurance that the Company will be able to implement its proposed investment strategies or, if implemented, that they will be successful.

The Company’s investments will be subject to concentration risk.  The Company will be subject to specific risks attributable to the concentration of its investments in the real estate sector and the self storage business, which are described further below.  As is generally true for most companies that concentrate their holdings in a particular industry or industries, the Company may be more susceptible to economic, political, and regulatory developments than is the case for companies with investments in a broader range of industries.

The Company’s performance will be subject to risks associated with operation of self storage facilities.  The following factors, among others, may adversely affect the operating performance of the Company’s self storage facilities:

•	Perceptions by prospective tenants of the Company’s self storage properties of the safety, convenience, and attractiveness of such properties and the areas in which they are located;

•	A general decline in rental rates or an increase in tenant defaults;

•
Vacancies or inability to rent storage space on favorable terms.  If the Company is unable to promptly re-let its units or if the rates upon such re-letting are significantly lower than expected, then its business and results of operations would be adversely affected. Any delay in re-letting units as vacancies arise would reduce the Company’s revenues and harm the Company’s operating results. In addition, lower than expected rental rates upon re-letting could adversely affect the Company’s revenues and impede the Company’s growth;

•	Actual or perceived oversupply or declining demand of self storage in a particular area;

•
Difficulties in hiring, training and maintaining skilled field personnel.  The Company will depend upon its on-site personnel to maximize tenant satisfaction at each of its properties, and any difficulties the Company encounters in hiring, training and maintaining skilled field personnel may harm its operating performance.  The general professionalism of a site’s managers and staff are contributing factors to a site’s ability to successfully secure rentals and retain tenants. If the Company is unable to successfully recruit, train and retain qualified field personnel, the quality of service could be adversely affected, which could lead to decreased occupancy levels and reduced operating performance;

•
Competition from other self storage facilities.  Increased competition in the self storage business has led to both pricing and discount pressure. The increased competition could limit the Company’s ability to increase revenues in many markets in which it may operate. While some markets may be able to absorb the increase in self storage facilities due to superior demographics and density, other markets may not be able to absorb the additional facilities and not perform as well.

•	Industry slowdowns, relocation of business and changing demographics may adversely impact the markets in which the Company invests and in which the Company’s self storage companies operate; and

•
Increases in operating costs.  Increases in operating costs, including insurance costs, labor costs, utilities, capital improvements, real estate assessments and other taxes and costs of compliance with REIT Requirements and with other laws, regulations and governmental policies could adversely affect the Company’s results of operation and cash flow.  The Company will be required to pay state and local taxes on its properties. Increases in property or other taxes generally are not passed through to tenants under leases and may reduce the Company’s results of operations and cash flow.

The Company expects to invest in a limited number of self storage facilities. As a result, the potential effect on the Company’s financial condition, results of operations, and cash available for distribution to shareholders, resulting from poor performance at one or more of its self storage facilities could be more pronounced than if the Company had a more diversified portfolio of properties.

The Company’s performance will be subject to risks associated with the real estate industry.   An investment in the Company will be closely linked to the performance of the real estate markets in which the Company invests and subject to the risks associated with the direct ownership of real estate, including fluctuations in interest rates, inflation or deflation; declines in the value of real estate; and competition from other real estate investors with significant capital.

Current economic conditions may adversely affect the Company’s business, financial condition and results of operations.  The Company’s business may be negatively affected by the recessionary environment experienced since 2008.  Occupancies, rental rates and overall rental income at the self storage facilities that the Company acquires may come under pressure if demand for self storage space softens.  The Company may need to respond by reducing rental rates, increasing promotional discounts, and increasing marketing activities to stimulate additional demand for the Company’s storage space units.

There continues to be economic uncertainty, both domestically and globally, elevated levels of unemployment, tighter credit conditions, reduced levels of economic activity, and it is uncertain as to when economic conditions will improve.  Continued concerns about the systemic impact of inflation, continuing economic issues in various European Union countries, energy costs, geopolitical issues, the availability and cost of credit and other macro-economic factors have contributed to increased market volatility and diminished expectations for the global economy and increased market uncertainty and instability. Turbulence in U.S. and international markets may adversely affect the Company’s financial condition, and the financial condition of the Company’s customers. If these market conditions continue, they may have an adverse effect the Company’s financial condition and results of operations.

The Company may be unable to complete acquisitions that would grow its business.  The Company expects to make future acquisitions of self storage properties.  The Company may not be successful in identifying and consummating suitable acquisitions that meet its criteria, which may impede the Company’s growth.  The Company may encounter competition when it seeks to acquire properties, especially for brokered portfolios.  Aggressive bidding practices by prospective acquirers have been commonplace and this competition also may be a challenge for the Company’s growth strategy.  Should the Company pay higher prices for self storage properties or other assets, its profitability may be reduced.  The Company’s ability to acquire properties on favorable terms may be constrained by the following additional risks:

•	The inability to achieve satisfactory completion of due diligence investigations and other customary closing conditions;

•
The consideration paid for properties may exceed their value.  Due to competition for the properties the Company seeks to acquire or otherwise, the consideration paid for certain properties may exceed their value.

•	The Company may spend more than the time and amounts budgeted to make necessary improvements or renovations to acquired properties; and

•
The Company may acquire properties subject to liabilities. The Company may acquire properties subject to liabilities without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

The Company’s investments in development and redevelopment projects may not yield anticipated returns. In deciding whether to develop or redevelop a particular property, the Company makes certain assumptions regarding the expected future performance of that property.  To the extent that the Company engages in development and redevelopment activities, it will be subject to the following risks:

•
The Company may not complete development projects on schedule or within projected budgeted amounts.  The Company may underestimate the costs necessary to bring the property up to the standards established for its intended market position. Any substantial unanticipated delays or expenses could adversely affect the investment returns from these development or redevelopment projects;

•	The Company may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations;

•
The Company may be unable to increase occupancy at a newly acquired property as quickly as expected or at all. Occupancy rates and rents at newly developed or redeveloped properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in the Company’s investment not being profitable; and

•	The Company may be unable to obtain financing for these projects on favorable terms or at all.

The Company may fail to successfully integrate and operate acquired properties.   If the Company acquires any self storage properties, it will be required to integrate them into its then existing portfolio.  The acquired properties may turn out to be less compatible with the Company’s growth strategy than originally anticipated, may cause disruptions in its operations or may divert management’s attention away from day-to-day operations, which could impair the Company’s results of operations.

Regulatory compliance costs will reduce the Company’s income.  The Company’s real estate investments also are subject to risks related to changes in, and changes in enforcement of, federal, state and local laws, regulations and governmental policies, including fire and safety requirements,  health, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990 (“ADA”).  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict the Company’s use of its properties and may require the Company to obtain approval from local officials or community standards organizations at any time with respect to its properties, including prior to acquiring a property or when undertaking renovations of any of its existing properties.  Further, compliance with the ADA and other regulations may require the Company to make unanticipated expenditures that could significantly reduce cash available for distribution to shareholders.  A failure to comply with the ADA or similar state laws could lead to government imposed fines on the Company and/or litigation, which could also involve an award of damages to individuals affected by the noncompliance.  Such noncompliance also could result in an order to correct any noncomplying feature, which could result in substantial capital expenditures.

In addition, the extensive environmental regulation to which the Company will be subject creates uncertainty regarding future environmental expenditures and liabilities.  Under environmental regulations such as the federal Comprehensive Environmental Response and Compensation Liability Act, owners and operators of real estate may be liable for the costs of investigating and remediating certain hazardous substances or other regulated materials on or in such property. Such laws often impose liability, without regard to knowledge or fault, for removal or remediation of hazardous substances or other regulated materials upon owners and operators of contaminated property, even after they no longer own or operate the property. Moreover, the past or present owner or operator of a property from which a release emanates could be liable for any personal injuries or property damages that may result from such releases, as well as any damages to natural resources that may arise from such releases.  The presence of such substances or materials, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to lease, sell or rent such property or to borrow using such property as collateral.

The Company may incur liability from tenant and employment-related claims and litigation.  From time to time the Company may be required to resolve tenant claims and litigation and employment-related claims and litigation by corporate level and field personnel which could result in substantial liabilities to the Company.  There have been an increasing number of claims and litigation against owners and managers of rental properties relating to moisture infiltration, which can result in mold or other property damage.

Uninsured losses or losses in excess of the Company’s insurance coverage could adversely affect its financial condition and cash flow. The Company intends to maintain comprehensive liability, fire, flood, earthquake, wind, extended coverage and rental loss insurance (as deemed necessary or as required by Company lenders, if any) with respect to its properties.  Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, hurricanes, tornadoes, riots, acts of war or terrorism. Should an uninsured loss occur, the Company could lose both its investment in and anticipated profits and cash flow from a property.  In addition, if any such loss is insured, the Company may be required to pay significant amounts on any claim for recovery of such a loss prior to its insurer being obligated to reimburse the Company for the loss, or the amount of the loss may exceed the Company’s coverage for the loss.

Perceptions of the self storage industry. To the extent that the investing public has a negative perception of the self storage industry, the value of the Company’s securities may be negatively impacted.

The Company’s investments will be relatively illiquid.  The Company may be unable to promptly sell one or more properties in response to changing economic, financial and investment conditions. The Company cannot predict whether it will be able to sell any property for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to it. The Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot give assurances that it will have funds available to correct those defects or to make those improvements. In acquiring a property, the Company may agree to transfer restrictions that materially restrict it from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions may impede the Company’s ability to sell a property even if it deems it necessary or appropriate. The Company may also have joint venture investments in certain of its properties and, consequently, its ability to control decisions relating to such properties may be limited.

For a time, the Company’s performance will be subject to the risks of investment in publicly traded REITs. Initially, the Company anticipates that it will invest predominantly in other publicly traded REITs.  Over time the Company expects to divest its REIT holdings and acquire and develop self storage facilities. Thus, for a time, an investment in the Company’s common stock may represent an indirect investment in REIT shares and other real estate securities owned by the Company, substantially all of which are traded on a national securities exchange or in the over-the-counter markets. The value of the Company’s investments in REITs may fluctuate, sometimes rapidly and unpredictably.  The failure of these investments to perform as expected would have a significant effect on the Company’s performance and its ability to make distributions to shareholders.

Because REITs concentrate their assets in the real estate industry, the performance of REITs is closely linked to the performance of the real estate markets.  Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments, rising interest rates, and rising capitalization rates.  REIT prices also may drop because of the failure of borrowers to pay their loans and poor management.  In addition, there are specific risks associated with particular sectors of real estate investments such as self storage, retail, office, hotel, healthcare, and multi-family properties.  Many REITs utilize leverage, which increases investment risk and could adversely affect a REIT’s operations and market value in periods of rising interest rates as well as risks normally associated with debt financing.  In addition, a REIT’s failure to qualify for conduit income tax treatment under the Code or failure to maintain exemption from registration under the 1940 Act could adversely affect its operations.

Delays in acquisitions of self storage facilities may adversely affect your investment. The Company may encounter delays in the selection, acquisition, development or redevelopment of self storage properties which could adversely affect returns to shareholders.  Shareholders could suffer delays in the distribution of cash dividends attributable to any such properties.

The Company may be unable to maintain its current level of distributions or increase distributions over time.  There are many factors that can affect the availability and timing of cash distributions to shareholders. Cash distributions will be based principally on cash available from the Company’s operations. The amount of cash available for distributions is affected by many factors, such as the Company’s ability to purchase or develop self storage facilities, rental income from such properties and the Company’s operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. The Company cannot assure shareholders that it will be able to maintain its current level of distributions or that distributions will increase over time. The Company may not have sufficient available cash from operations to make a distribution required to qualify for or maintain its REIT status.  The Company may be required to borrow or make distributions that would constitute a return of capital which may reduce the amount of capital it invests in self storage facilities.

Risks Related to the Company’s Organization and Structure

Proposed management has no prior experience operating a REIT.  Proposed management has no prior experience operating a REIT and complying with the income, asset and other limitations imposed by the REIT provisions of the Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause the Company to fail to qualify as a REIT or could force the Company to pay unexpected taxes and penalties. Managing a portfolio of self storage facilities under such constraints may hinder the Company’s ability to achieve its investment objectives.

The Board may revoke the Company’s REIT election at any time.  The Board may revoke or otherwise terminate the Company’s REIT election without the approval of shareholders if it determines that it is no longer in the Company’s best interests to continue to qualify as a REIT.  If the Company ceases to qualify as a REIT, it would become subject to federal income tax on its taxable income and would no longer be required to distribute most of its net taxable income to shareholders, which may have adverse consequences on the total return to the Company’s shareholders.

The Company’s business could be harmed if key personnel with business experience in the self storage industry terminate their employment with the Company.  The Company’s proposed executive officers have experience in the self storage industry and the Company’s success will depend, to a significant extent, on their services.  There is no guarantee that any of them will remain employed with the Company.  The Company does not generally maintain key person life insurance.  The loss of services of one or more members of the Company’s senior management could harm the Company’s business.

There may be conflicts of interest resulting from the relationships among the Company and its affiliates and other related parties.  Various elements of the Business Proposal present potential conflicts of interest, which may continue to exist after the consummation of the Business Proposal.  For instance, certain of the individuals who will serve as the Company’s officers and directors following the consummation of the Business Proposal currently are engaged, and in the future will be engaged, in the management of other business entities in the self storage business.  For instance, Mark C. Winmill, who will direct the Company’s business as a REIT, is also president of Tuxis. Tuxis is an operating company that operates a self storage facilities business, but is not a REIT.  Other members of the Company’s proposed senior management are also involved in Tuxis’s self storage business.  The outside business interests of the Company’s proposed executive officers could divert their time and attention away from the Company, and may result in a potential conflict with respect to the allocation of business opportunities, which could harm its business.  The Board intends to approve policies and procedures designed to mitigate these conflicts of interest, such as allocation procedures that the Company’s senior management must follow in determining the appropriate allocation of such business opportunities.  The Board of Directors of Tuxis intends to adopt similar policies and procedures.

Because the Company will not be registered under the 1940 Act, it will be permitted to engage in transactions with affiliates that otherwise would be prohibited by the 1940 Act.  For instance, the Company will be permitted to acquire real property and related assets from, and sell real property and related assets to, its affiliates.  These transactions could result in terms that are more favorable to the affiliate than would have been obtained on an arm’s length basis, and could operate to the detriment of the Company’s shareholders.  The Company’s independent directors will review all affiliated and related party transactions.  See “Related Parties and Potential Conflicts of Interest.”

The Company may sell its common stock at a price below book value without shareholder approval.  Section 23(b) of the 1940 Act generally prohibits closed-end investment companies from selling their common stock at a price below current net asset value.  After issuance of the Deregistration Order, the Company may offer its common stock at below book value without shareholder approval.

Failure to reclassify the Board and list the Company’s common stock on NASDAQ may adversely affect the Company’s reporting obligations to shareholders.  If the Business Proposal is approved, to comply with requirements for listing the Company’s common stock on NASDAQ, the Board intends to rely on section 3-803 of the MGCL to change the number of classes of Directors from five to three. By voting to approve the Business Proposal, shareholders will be deemed to have approved the reclassification of the Board from five to three classes.  If the Company’s common stock is not accepted for listing on NASDAQ, its shares will continue to be quoted on the OTCBB under the symbol “GIFD” and on Pink Sheets under the symbol “GIFD.PK”.  If the Company’s common stock is not accepted for listing on NASDAQ, after the Company receives its Deregistration Order, it will not have filing obligations under the 1934 Act or the 1940 Act and will not be required to issue periodic reports to shareholders.

Certain provisions of Maryland law and in the Charter and By-laws may prevent changes in control or otherwise discourage takeover attempts that may be beneficial to shareholders. The Company currently has provisions in its Governing Documents which could have the effect of limiting (1) the ability of other entities or persons to acquire control of the Company, (2) the Company’s freedom to engage in certain transactions, or (3) the ability of the Company’s directors or shareholders to amend the Governing Documents or effectuate changes in the Company’s management.  Similarly, certain provisions of Maryland law may have the effect of deterring a third party from making a proposal to acquire the Company or of impeding a change in control under circumstances that otherwise could provide the holders of the Company’s Shares with the opportunity to realize a premium over the then-prevailing market price of those Shares.  Currently, the Board has opted not to subject the Company to the statutory limitations of either the business combination provisions or the control share acquisitions provisions of Maryland law, but the Board may change this option as to either statute in the future.  If the Board chooses to make them applicable to the Company, these provisions could delay, deter or prevent a transaction or change of control that might involve a premium price for holders of the Company’s Shares or might otherwise be in their best interest. For more information see “Additional Information—Anti-Takeover Provisions.”

Risks Related to the Company’s Tax Status as a REIT

The following summary is limited to the federal tax risks mentioned below.  Additional risks or issues may exist that are not addressed herein and could affect the federal tax treatment of the Company as a REIT or its shareholders.  For additional background information regarding many of the following risks, see “Federal Tax Considerations.”

Even if the Company qualifies for federal tax treatment as a REIT, it may face tax liabilities that will reduce its cash flow.  Even if the Company qualifies for that treatment, it likely will be required to pay some federal, state and local taxes on its income and property.  The Company may utilize a TRS, a fully taxable corporation, which may be limited in its ability to deduct interest payments made to the Company.  To the extent the Company or any TRS is required to pay federal, state or local taxes, the Company will have less cash available for distribution to its shareholders.

Complying with the REIT Requirements may cause the Company to forego, or to liquidate, otherwise attractive opportunities.  To qualify as a REIT for federal tax purposes, the Company must continually satisfy various requirements concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders, and the ownership of Shares.  To meet these requirements, the Company may be required to forego attractive business or investment opportunities.  It also may be required to make distributions to its shareholders at disadvantageous times or when it does not have funds readily available for distribution.  Thus, compliance with the REIT Requirements may adversely affect the Company’s ability to maximize profits and may hinder its investment performance.

As noted above, the Company must satisfy the REIT Diversification Requirements to qualify as a REIT.  If the Company complies with those requirements at March 31, 2012 (or March 31, 2013, if implementation of the Business Proposal is delayed, as mentioned under “Federal Tax Considerations—Requirements to Qualify for Treatment as a REIT—REIT Requirements—(2) Annual Source-of-Income Requirements”), but fails to comply therewith at the end of any subsequent calendar quarter, it will have to correct the failure within 30 days thereafter or qualify for certain statutory relief provisions to avoid losing its REIT status and suffering adverse tax consequences.  As a result, it could be required to liquidate otherwise attractive investments from its portfolio.  These actions could have the effect of reducing the Company’s income and amounts available for distribution to its shareholders.

Failure to qualify for treatment as a REIT would have significant adverse consequences.  Qualification for treatment as a REIT involves the application of highly technical and extremely complex Code provisions for which there are only limited judicial and administrative interpretations.  The determination of various factual matters and circumstances not entirely within the Company’s control may affect its ability to qualify for REIT treatment.  Although the Company believes that it will be organized and can operate in a manner that will allow it to qualify for that treatment, it can give no assurance that it will do so for any particular taxable year.  The Company has not requested and does not plan to request a ruling from the IRS or an opinion of counsel regarding its qualification as a REIT.

If the Company fails to qualify for treatment as a REIT at any time and does not qualify for certain statutory relief provisions, it would be required to pay federal income tax on its taxable income, and possibly could be required to borrow money or sell assets to pay that tax, thus substantially reducing the funds available for distribution for each year involved.  Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which it lost its qualification.  In addition, all distributions to shareholders, including capital gain dividends, would be subject to tax as regular dividends to the extent of the Company’s E&P.

The Company’s REIT Taxable Income may exceed its cash flow for a year, which could necessitate its borrowing funds and/or subject it to tax, thus reducing the cash available for distribution to its shareholders.  The Company intends to make cash distributions each year sufficient to satisfy the REIT Distribution Requirement and to avoid liability for the REIT Excise Tax.  There can be no assurance, however, that it will be able to do so.  The Company’s REIT Taxable Income may substantially exceed its net income as determined based on GAAP, as well as its cash flow, because, for example, realized capital losses will be deducted in determining GAAP net income but may not be deductible in computing taxable income or because it acquired assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets.  If the cash flow the Company generates in a particular year is less than its taxable income, it may be required to use cash reserves, incur short-term, or possibly long-term, debt or liquidate non-cash assets at rates or at times that are unfavorable in order to make the necessary distributions.

As an alternative to paying cash dividends, the Company may have to declare a part of its dividends in the form of Shares.  For taxable years ending by December 31, 2012, the Company also may distribute taxable dividends that are payable in cash (at least 10%) and/or Shares (up to 90%) at the election of each shareholder.  A shareholder receiving such a dividend will be required to report the full amount thereof, including the value of the Shares, as ordinary income to the extent of the Company’s E&P, and pay tax thereon, even though the shareholder receives no, or only a nominal amount of, cash.

Distributions or gain on sale of Shares may be treated as unrelated business taxable income (“UBTI”) to tax-exempt investors.  If (1) a tax-exempt shareholder has incurred debt to purchase or hold Shares, (2) the Company acquires real estate mortgage investment conduit (“REMIC”) residual interests that generate “excess inclusion income” or (3) all or part of the Company’s assets are subject to the rules relating to “taxable mortgage pools,” then a part of its distributions to a tax-exempt shareholder, and in the case of a shareholder described in clause (1) gain, if any, realized on the sale of its Shares, may be subject to federal income tax as UBTI.

Dividends payable by the Company will not qualify for the reduced tax rates available for QDI.  In 2003, the maximum tax rate for QDI of shareholders who are individuals, trusts or estates was reduced from 35% to 15%; that rate is in effect through the end of 2012.  Dividends payable by REITs, however, generally are not eligible for the reduced rate.  See “Federal Tax Considerations—Federal Taxation of Company Shareholders—Distributions Generally.” Although that ineligibility does not adversely affect the taxation of REITs, the more favorable rates applicable to regular corporate dividends could cause individual, trust and estate investors to perceive investments in REITs as relatively less attractive than investments in non-REIT corporations (including closed end funds, such as the Company in its current operating form) that pay dividends, which could adversely affect the value of the stock of REITs, including the Shares.

REIT restrictions on ownership of Shares may delay or prevent its acquisition by a third party.  For the Company to qualify as a REIT, not more than 50% of the value of its outstanding Shares may be owned, directly, indirectly or constructively, by five or fewer individuals during the last half of any taxable year.  To assist the Company in satisfying that requirement, the Charter Proposal provides that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Shares of any class or series.  While such an amendment may prevent the Company’s failing to satisfy that Share ownership requirement, it also could discourage tender offers or other transactions, or a change in the composition of the Board or control, that might involve a premium price for the Shares or otherwise be in the Company’s shareholders’ best interests or limit the opportunity for shareholders to receive a premium for their Shares if an investor purchases Shares to acquire a block of Shares.

The Company may be subject to adverse legislative or regulatory tax changes.  At any time, the Code and/or regulatory provisions governing REITs may be amended or the administrative interpretations of those provisions may change.  Any such amendment or change, which may have retroactive application, could adversely affect the Company’s shareholders.  The Company cannot predict whether, when, in what form(s) or with what effective date(s), the tax law applicable to the Company or its shareholders will be changed.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Company is not aware of any person or “group” (as that term is used in Section 13(d) of the 1934 Act), owning beneficially more than 5% of the Company’s outstanding common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Financial & Investment Management Group, Ltd. 111 Cass St. Traverse City, MI 49684	448,808 (1)	6.06%
__________________________________________

(1)  The number of shares shown is based solely on the Form 13G/A filed by Financial & Investment Management Group, Ltd. (“FIMG”) on November 2, 2011, reflecting information as of August 31, 2011, according to which FIMG has shared voting and investment power over the shares reported.  FIMG states in such Form 13G/A that it is a registered investment advisor, managing individual client accounts and that all shares represented in the report are held in accounts owned by the clients of FIMG.  FIMG disclaims beneficial ownership of the shares reported.

ADDITIONAL INFORMATION

Anti-Takeover Provisions

The Board has continuously availed itself of methods specifically provided by, or consistent with, Maryland law and the 1940 Act to protect the Company and its shareholders. Accordingly, the Company currently has provisions in its Governing Documents which could have the effect of limiting (1) the ability of other entities or persons to acquire control of the Company, (2) the Company’s freedom to engage in certain transactions, or (3) the ability of the Company’s directors or shareholders to amend the Governing Documents or effectuate changes in the Company’s management. These provisions of the Governing Documents of the Company may be regarded as “anti-takeover” provisions.  The Company is also subject to certain Maryland law provisions, including those which have been enacted since the inception of the Company, that make it more difficult for non-incumbents to gain control of the Board.  The Governing Documents of the Company are on file with the SEC and available on the Company’s website http://www.globalincomefund.net.  These provisions may have the effect of depriving Company shareholders of an opportunity to sell their Shares at a premium above the prevailing market price by discouraging a third party from seeking to obtain control of the Company.

Once the Company has received its Deregistration Order, the Company will be subject to the Maryland Control Share Acquisition Act, which provides that control shares acquired in a control share acquisition may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding Shares owned by the acquirer, and officers and Directors that are employees of the Company. Generally, control shares are voting shares of stock which would entitle the acquirer of the shares to exercise voting power within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. This limitation will not apply to holders whose acquisition of control shares is approved prior to acquisition by a majority of the Continuing Directors (as defined in the Charter). The Continuing Directors may approve the acquisition of control shares by the Company’s affiliates or affiliates of the Company’s current Investment Manager.

Solicitation of Proxies

In addition to the solicitation of proxies by use of the mails, Directors and officers of the Company may solicit proxies by telephone, electronic communications or personal contact, for which they will not receive any additional compensation. The Company may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their beneficial owners. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the shareholder’s identity. In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide his or her address or other identifying information and to confirm that the shareholder has received the Proxy Statement and proxy card in the mail. Within 72 hours of receiving a shareholder’s telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder’s instructions and to provide a telephone number to call immediately if the shareholder’s instructions are not correctly reflected in the confirmation. Shareholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact the Company’s proxy solicitor at 1-800-821-8780. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Secretary of the Company a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

Voting and Quorum

Shareholders are entitled to one vote for each Share held, and a fractional vote for each fractional Share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions on the Proxy Card. If a shareholder has signed a proxy card but no instructions are indicated, the proxies will vote “FOR” each Proposal and, in their discretion, upon such other matters as may properly come before the Meeting. A shareholder may revoke a proxy by delivering to the Company’s Secretary, John F. Ramírez, Global Income Fund, Inc., 11 Hanover Square, New York, NY 10005, a signed proxy with a date later than the previously delivered proxy or by sending a written revocation to the Company. To be effective, such revocation must be received prior to the Meeting. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum is not present at the Meeting, the chairman of the Meeting has the power to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. At a reconvened Meeting, if a quorum is present, any business may be transacted that might have been transacted at the originally scheduled Meeting. A shareholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “abstentions”), Shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue.

Discretionary Authority; Shareholder Proposals

Although no business may come before the Meeting other than that specified in the Notice of Special Meeting of Shareholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Company did not have notice of a reasonable time prior to mailing this Proxy Statement to shareholders.

The Company is not currently required to hold annual meetings of shareholders. The Directors will call a special meeting of shareholders only if required under the 1940 Act or in their discretion and the Secretary will call a special meeting of shareholders only upon the written request of holders of 50% or more of the outstanding shares of the Company.  Any shareholder who wishes to submit proposals to be considered at a special meeting of the shareholders should send such proposals to the attention of the Company’s Secretary, John F. Ramírez, Global Income Fund, Inc., 11 Hanover Square, New York, NY 10005. Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Company at its principal office a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement or presentation at a shareholder meeting does not guarantee that it will be included or presented. Shareholder proposals are subject to certain requirements under the federal securities laws and the MGCL and must be submitted in accordance with the Company’s By-laws.  Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

Shareholders who wish to send communications to the Board or a specified member of a Board should submit the communication in writing to the attention of the Company’s Secretary, John F. Ramírez, Global Income Fund, Inc., 11 Hanover Square, New York, NY 10005, identifying the correspondence as intended for the Board or a specified member of the Board.

Notice to Banks, Broker/Dealers and Voting Trustees and Their Nominees

Please advise the Company’s transfer agent, IST Shareholder Services, at 1-800-757-5755 whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

November 9, 2011

It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Annex A

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 5 of Article IX shall be added, to read as follows:

ARTICLE IX

Section 5.                      REIT Qualification.  If the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT (as defined in Article XIII), the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article XIII is no longer required for REIT qualification.

A new Article XIII shall be added, to read as follows:

ARTICLE XIII

Section 13.1 Definitions.  For the purpose of this Article XIII, the following terms shall have the following meanings:

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock.  The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more nonprofit organizations that are beneficiaries of the Trust as determined pursuant to Section 13.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 13.3.1.

Code.  The Internal Revenue Code of 1986, as amended.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder.  The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 13.2.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Charter or by the Board of Directors pursuant to Section 13.2.7 and subject to adjustment pursuant to Section 13.2.8, the percentage limit established for an Excepted Holder by the Charter or by the Board of Directors pursuant to Section 13.2.7.

Initial Date.  The term “Initial Date” shall mean the date of the effectiveness of an order issued by the Securities and Exchange Commission under Section 8(f) of the Investment Company Act of 1940 declaring that the Corporation has ceased to be an investment company.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date.  The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if such Capital Stock is not listed or admitted to trading on the NASDAQ, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NASDAQ.  The term “NASDAQ” shall mean the NASDAQ Capital Market.

Person.  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies; but does not include an underwriter acting in a capacity as such in a public offering or private placement of Capital Stock provided that the ownership of such Capital Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 13.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in excess of the provisions of Section 13.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

REIT.  A real estate investment trust, within the meaning of Section 856(a) of the Code.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5 of Article IX of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Stock Ownership Limit.  The term “Stock Ownership Limit” shall mean nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Capital Stock of the Corporation excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Capital Stock.

Section 13.2.1 Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 13.4:

(a) Basic Restrictions.

(i)(1) Except as provided in Section 13.2.7, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause the Company to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant could cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) No person shall Transfer shares of Capital Stock to the extent such Transfer would result in the shares of Capital Stock being actually owned by fewer than one hundred (100) Persons (determined without regard to any rules of attribution) and thereby cause the Corporation to fail to satisfy the requirement of Section 856(a)(5) of the Code.

(b) Transfer in Trust/Transfer Void Ab Initio.

If any Transfer of shares of Capital Stock occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 13.2.1(a)(i) or (ii) or actually owning shares of Capital Stock in violation of Section 13.2.1(a)(iii), then that number of shares of Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 13.2.1(a)(i) or (ii) or to actually own shares in violation of Section 13.2.1(a)(iii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 13.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or if such Transfer to the Charitable Trust would not be effective for any reason to prevent the violation of Section 13.2.1(a)(i), (ii) or (iii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 13.2.1(a)(i), (ii) or (iii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 13.2.2 Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 13.2.1(a) or that a Person intends to acquire or has attempted to acquire any shares of Capital Stock in violation of Section 13.2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof or other designees, if permitted by the MGCL, shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other event in violation of Section 13.2.1(a) shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof or other designees, if permitted by the MGCL.

Section 13.2.3 Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire shares of Capital Stock in violation of Section 13.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 13.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 13.2.4 Owners Required to Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

Every owner of five percent (5%) or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value or in number of the outstanding shares of each class and series of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held.  Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Stock Ownership Limit; and

Each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Stock Ownership Limit.

Section 13.2.5 Remedies Not Limited.  Nothing contained in this Section 13.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable, subject to Section 5 of Article IX of the Charter, to protect the Corporation and the interests of its shareholders in preserving the Corporation’s status as a REIT.

Section 13.2.6 Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article XIII, including any definition contained in Section 13.1 of this Article XIII, the Board of Directors shall have the power to determine the application of the provisions of this Article XIII with respect to any situation based on the facts known to it.  In the event Section 13.2 or 13.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 13.1, 13.2 or 13.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 13.2.2) acquired shares of Capital Stock in violation of Section 13.2.1(a), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 13.2.7 Exceptions.

(a) The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Stock Ownership Limit restrictions contained in Section 13.2.1(a)(i)(1) and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the  Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT.

(b) Prior to granting any exception pursuant to Section 13.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to ensure the Corporation’s status as a REIT.

(c) Subject to Section 13.2.1(a)(ii) and (iii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the restrictions contained in Section 13.2.1(a) will not be violated following the distribution by such underwriter or placement agent of such shares of Capital Stock.

Section 13.2.8 Change in Common Stock Ownership Limit.  The Board of Directors may from time to time increase or decrease the Stock Ownership Limit; provided, however, that a decreased Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock falls below such decreased Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Stock Ownership Limit and, provided further, that the new Stock Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 13.2.9 Legend.  Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer.  Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, during the period commencing on the Initial Date and prior to the Restriction Termination Date (i) no Person may Beneficially or Constructively Own shares of any class or series of the Capital Stock of the Corporation in excess of nine and eight-tenths percent (9.8%) in value or in number of shares, whichever is more restrictive, of any class or series of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; and (iii) no Person may Transfer shares of Capital Stock that would result in the Capital Stock of the Corporation being actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution). Any Person who own shares of Capital Stock that causes or will cause a Person to own shares of Capital Stock in violation of the above limitations must immediately notify the Corporation in writing, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice.  If any of the restrictions on transfer or ownership in (i), (ii) and (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries.  If, notwithstanding the foregoing sentence, a Transfer to the Charitable Trust is not effective for any reason to prevent a violation of the restrictions on transfer and ownership in (i), (ii) and (iii) above, then the attempted Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate such restrictions shall be void ab initio.  If, notwithstanding the foregoing sentence, a purported Transfer is not treated as being void ab initio for any reason, then the shares transferred in such violation shall automatically be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, and the purported owner or transferee will acquire no rights in such shares.  In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.  Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Transfer of Capital Stock in Trust.

Section 13.3.1 Ownership in Trust.  Upon any purported Transfer or other event described in Section 13.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 13.2.1(b).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 13.3.6.

Section 13.3.2 Status of Shares Held by the Trustee.  Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation.  The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 13.3.3 Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.  Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article XIII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

Section 13.3.4 Sale of Shares by Trustee.  Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 13.2.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.3.4.  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 13.3.3 of this Article XIII.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.3.4, such excess shall be paid to the Trustee upon demand.

Section 13.3.5 Purchase Right in Stock Transferred to the Trustee.  Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.3.3 of this Article XIII.  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 13.3.4.  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

Section 13.3.6 Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 13.2.1(a) in the hands of such Charitable Beneficiary.

Section 13.4.1 NASDAQ Transactions.  Nothing in this Article XIII shall preclude the settlement of any transaction entered into through the facilities of NASDAQ or any other national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XIII.

Section 13.4.2 Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIII.

Section 13.4.3 Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 13.4.4 Severability. If any provision of this Article XIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Annex B

ADDITIONAL FEDERAL TAX CONSIDERATIONS

The following summary supplements the “Federal Tax Considerations” section in the Proxy Statement.  Each capitalized term that is not defined herein and each other term that is defined in that section has the meaning ascribed to it therein.

Federal Tax Treatment of the Company’s Current Operations as a RIC

By qualifying for treatment as a RIC in the past, the Company has been relieved of federal income tax on the part of its “investment company taxable income” (“ICTI”) and net capital gain that it has distributed to its shareholders.  (For purposes hereof, “ICTI” means taxable income, as computed for a regular corporation, with certain adjustments, most notably the exclusion of net capital gain, the disallowance of a net operating loss deduction, and the allowance of a deduction for dividends, other than capital gain dividends, paid.)  In other words, that qualification enables the Company to avoid “double taxation” (that is, taxation at the Company level and again when its income is distributed to its shareholders).

To continue to qualify for treatment as a RIC for its current taxable year, the Company must continue to satisfy certain specific requirements that it has satisfied in the past, including the following:

(1)      Its deduction for dividends (other than capital gain dividends) paid for the year must be at least 90% of its ICTI determined before taking that deduction into account (“RIC Distribution Requirement”);

(2)      At least 90% of its gross income for the year must be derived from investment-type income -- specifically, (a) dividends, interest, payments with respect to securities loans, and gains from the disposition of securities or foreign currencies, or other income (including gains from options, futures, or forward contracts) the Company derives with respect to its business of investing in securities or those currencies, and (b) net income from an interest in a “qualified publicly traded partnership” (i.e., a “publicly traded partnership” that is treated as a partnership for federal tax purposes and derives less than 90% of its gross income from the items described in clause (a)) (“QPTP”) (“RIC Income Requirement”); and

(3)      At the close of each quarter of the year, (a) at least 50% of its Asset Value must be represented by cash and cash items, government securities, securities of other RICs, and other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of its Asset Value and that does not represent more than 10% of the issuer’s outstanding voting securities (equity securities of QPTPs being considered voting securities for these purposes) (“RIC 50% Diversification Requirement”), and (b) not more than 25% of its Asset Value may be invested in (i) the securities (other than government securities or securities of other RICs) of any one issuer, (ii) the securities (other than securities of other RICs) of two or more issuers the Company controls that are determined to be engaged in the same, similar, or related trades or businesses, or (iii) the securities of one or more QPTPs (“RIC 25% Diversification Requirement”).

There can be no assurance that the Company will actually operate in a manner so as to allow it to continue to qualify for RIC treatment for its current taxable year.

The Company is subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year the sum of (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the year, (2) at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses, as prescribed by the Code) for the one-year period ending on October 31 of the year, plus (3) any ordinary income and capital gains for previous years that was not distributed during those years.  The Company is treated as having distributed any amount on which it is subject to federal income tax for any taxable year.  The Company has made sufficient distributions in the past to avoid having to pay this excise tax and intends to continue to do so for its current taxable year.

Federal Tax Treatment of the Company’s Proposed Operations as a REIT

Requirements to Qualify for Treatment as a REIT

Definition of “REIT”

The Code defines a REIT as a corporation, trust, or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest, (3) that would be taxable as a regular corporation but for its satisfying Part II of Subchapter M, (4) that is neither a bank or certain other financial institution nor an insurance company under the Code, (5) that has at least 100 beneficial owners (determined without applying any attribution rules), (6) that is not “closely held” (as defined below), and (7) that (a) elects REIT status by filing a federal income tax return (Form 1120-REIT) on which it computes its taxable income as a REIT (which election has not been terminated or revoked) and (b) meets the REIT Requirements other than the REIT Distribution Requirement.  In addition, a REIT’s taxable year must be the calendar year (which is the Company’s taxable year).  The conditions described in clauses (1) to (4) must be met during the entire taxable year, while that described in clause (5) must exist during at least 335 days of a taxable year of twelve months or a proportionate part of a shorter taxable year.  Clauses (5) and (6) do not apply to the first taxable year for which an election is made to be a REIT.

“Closely held,” as used in clause (6), means five or fewer individuals directly or indirectly own more than 50% in value of the outstanding beneficial interests in the entity at any time during the last half of any taxable year; for these purposes, shares owned by a corporation, partnership, or trust (including a pension trust) are attributed to the shareholders, partners, or beneficiaries, respectively, whereas certain organizations, such as charitable trusts, are treated as individuals.  A REIT must maintain records showing actual beneficial ownership of its shares (i.e., it must monitor its compliance with the condition in clause (6)) and must demand written statements regarding the necessary information from shareholders owning at least a certain percentage of its shares.

REIT Requirements

(1)  Annual Distribution Requirement.  The Company generally will be required to distribute REIT Taxable Income earned in a taxable year during that year, but it will be treated as having done so with respect to any of that income it distributes in the following year by a dividend thereof declared before it timely files its federal income tax return for the earlier year and paid no later than its first regular dividend payment made after the declaration.  Except as noted in “Federal Tax Considerations – Federal Taxation of Company Shareholders” in the Proxy Statement, those distributions will be taxable to Company shareholders in the taxable year in which they are paid, even though they relate to the prior year for purposes of the Company’s dividends-paid deduction.

From time to time, the Company might not have sufficient cash or other liquid assets to meet the REIT Distribution Requirement.  If that occurs, the Company may need to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends, to satisfy the REIT Distribution Requirement.

Under certain circumstances, the Company may be able to rectify a failure to meet the REIT Distribution Requirement for a taxable year by paying a “deficiency dividend” to its shareholders in a later taxable year that would be included in its dividends-paid deduction for the earlier year.  Although the Company thus would be able to avoid being subject to tax on an amount distributed as a deficiency dividend, it would be required to pay interest based on the amount of the dividend.

(2)  Annual Source-of-Income Requirements.  For purposes of the 75% Income Requirement, real estate income consists of “rents from real property” (as defined in intricate detail in the Code), interest on obligations secured by mortgages on real property or interests in real property (including income earned on real estate mortgage investment conduit (“REMIC”) regular and residual interests and other mortgage-backed securities), gains from the disposition of real property (including interests in real property and mortgages thereon) that is not property held primarily for sale to customers in the ordinary course of a trade or business (“Dealer Property”), distributions on and gain (other than gain from prohibited transactions) from the disposition of shares in other REITs, income and gain derived from “foreclosure property,” certain other real-estate-related income, and “qualified temporary investment income” (i.e., income attributable to the temporary investment of new capital in stock or a debt instrument that is received or accrued within the Start-up Period).

If the Company owns shares in a QRS, the QRS’s income and deductions will be treated as the Company’s (see “Other Federal Income Tax Considerations—Qualified REIT Subsidiaries” below).  Although a REMIC regular or residual interest generally is treated as a “real estate asset,” if less than 95% of a REMIC’s assets consist of real estate assets, the Company will be treated as holding and receiving directly its proportionate share of the REMIC’s assets and income, respectively; such income generally will include non-qualifying income for purposes of the 75% Income Requirement.  In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the real property’s fair market value on the date the Company made the mortgage loan, that interest income will be apportioned between the real and other property, thereby causing the Company to recognize non-qualifying income for those purposes.

For purposes of the REIT Income Requirements, the term “interest” generally does not include any interest the amount of which depends on any person’s income or profits, but it does include interest that is based on a fixed percentage of gross receipts or sales.  Income from hedging transactions entered into to hedge the Company’s interest rate exposure on indebtedness it issues to acquire or carry real estate assets will be ignored for purposes of these requirements.

(3)  Quarterly Diversification Requirements.  If the Company meets both REIT Diversification Requirements at the close of the first quarter of the first taxable year for which it elects to be a REIT (expected to be the first quarter of 2012, unless implementation of the Business Proposal is delayed, as explained under “Implementation of the Business Proposal—Dispose of non-Real Estate Assets and acquire Real Estate Assets” in the Proxy Statement) (“first quarter”) and thereafter fails to meet either or both of them due solely to market fluctuations, distributions, or redemptions rather than wholly or partly because of an acquisition, the Company would not lose its status as a REIT.  In addition, if, after meeting both REIT Diversification Requirements at the close of the first quarter, the Company thereafter fails to satisfy one or both of them for any subsequent quarter wholly or partly as the result of an acquisition, it would have thirty days after the close of the subsequent quarter in which to cure the failure.  The Company will monitor its assets for purposes of these requirements and will manage its portfolio to comply with them.

If the Company fails to satisfy one or both REIT Diversification Requirements at the close of any quarter but is unable to rely on either of the relief provisions described in the preceding paragraph, it nevertheless generally would not lose its REIT status because of its failure to satisfy the 5% Requirement for any quarter if (1) the failure is due to the ownership of assets the total value of which does not exceed the lesser of $10 million or 1% of the value of its total assets at the end of the quarter and (2) the Company disposes of those assets within six months after the end of the quarter in which the failure was identified or other time period the IRS prescribes.  The Company also generally would not lose its REIT status because of a failure to satisfy either or both REIT Diversification Requirements if (1) following the Company’s identification of the failure, a description of each asset that caused the failure is set forth in a schedule filed in accordance with the Regulations, (2) the failure is due to reasonable cause and not willful neglect, (3) the Company disposes of those assets within six months after the end of the quarter in which the failure was identified or other time period the IRS prescribes, and (4) the Company pays a tax of $50,000 (or more in certain circumstances).  There can be no assurance, however, that the Company will be able to rely on those relief provisions.

Federal Tax Payable by REITs

A REIT is subject to federal tax in the following circumstances in addition to those mentioned in the Proxy Statement:

•
If a REIT has “net income from foreclosure property” -- which is (1) gain (including foreign currency gain) from the disposition of “foreclosure property” that is Dealer Property and (2) other gross income from foreclosure property that does not satisfy the 75% Income Requirement, less deductions directly connected with producing that gain and income -- it must pay tax thereon at the highest regular corporate rate.  In general, “foreclosure property” is any real property (including interests in real property), and any personal property incident to that real property, a REIT acquires through foreclosure or otherwise by agreement or process of law after there was a default (or default was imminent) on an indebtedness that property secured or on a lease thereof, excluding property the REIT acquired as a result of indebtedness arising from the disposition of Dealer Property that was not originally acquired as foreclosure property.

•	A REIT must pay a 100% tax on any “net income derived from prohibited transactions.” In general, a prohibited transaction is a disposition of Dealer Property that is not foreclosure property.

•
If a REIT acquires an asset from a corporation that is not a REIT in a transaction in which gain is not recognized, income tax would be payable at the highest regular corporate rate on the excess of the asset’s fair market value over its adjusted tax basis at the time of the acquisition either (1) for the taxable year in which the acquisition occurs or (2) for the taxable year in which it disposes of the asset if it does so within the succeeding ten years, depending on whether a certain election is made.

•
A REIT generally is subject to tax on any “excess inclusion” income derived from an investment in REMIC residual interests to the extent the REIT’s shares are held by governmental units and tax-exempt organizations not subject to tax on unrelated business taxable income.

Other Federal Income Tax Considerations

Qualified REIT Subsidiaries

A QRS is a corporation (other than a TRS), all of the stock of which is owned by a REIT.  A QRS is not treated as a separate corporation, and all of its assets, liabilities, and items of income, deduction, and credit are treated as the REIT’s assets, liabilities, and income, deduction, and credit items.

Taxable REIT Subsidiaries

A TRS is a corporation (except a REIT or certain other corporation) in which a REIT directly or indirectly owns stock and that, together with the REIT, makes a joint election to be treated as a taxable REIT subsidiary.  A TRS may earn income that would be non-qualifying income if earned directly by a REIT and is generally subject to regular corporate level tax.  A REIT may own up to 100% of the stock of a TRS.

Federal Taxation of Company Shareholders

Retained Net Capital Gain

The Company may elect to retain, rather than distribute as a capital gain dividend, and pay income tax on all or a portion of its net capital gain.  In that case, each shareholder generally would (1) include its proportionate share of the retained gain in its taxable income, (2) receive a credit for its proportionate share of the tax the Company paid with respect to the retained gain, and (3) increase the adjusted basis in its stock by the difference between those amounts.

Alternative Minimum Tax

The AMT provisions of the Code recognize the conduit nature of REITs by providing that a REIT may allocate to its shareholders any items of tax preference reflected in the computation of its taxable income (“Preference Items”) and thus avoid any REIT-level AMT liability.  A REIT must allocate Preference Items to its shareholders in proportion to the dividends (other than capital gain dividends) it distributes to them.  The specific character of those Preference Items to each shareholder is then determined by reference to the character of the REIT’s alternative minimum taxable income, excluding capital gain Preference Items when relevant.  The shareholders take those Preference Items into account in the same taxable year in which the dividends to which they relate are includable in their income.

When net capital gain gives rise to a Preference Item, the measure of a REIT’s alternative minimum taxable income attributable thereto is reduced by the sum of (1) any amount the REIT distributes to its shareholders as a capital gain dividend and (2) any amount of net capital gain the REIT retains.

GLOBAL INCOME FUND, INC.	PROXY CARD GLOBAL INCOME FUND, INC. PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2011

The undersigned shareholder of the Company hereby appoints Thomas B. Winmill and John F. Ramírez, and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders to be held at the offices of the Company at 11 Hanover Square, 12th Floor, New York, New York 10005 on December 15, 2011, and any postponements or adjournments thereof (“Meeting”) to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting.

YOUR SIGNATURE AND DATE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) should be exactly as your name(s) appear on this proxy. If the shares are held jointly, each holder should sign this proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature Date

Signature Date

Title if a corporation, partnership or other entity

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The votes you are entitled to cast will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes you are entitled to cast will be cast “FOR” the proposals as set forth in the Proxy Statement and in any event in the discretion of the proxy holder on any other matter that may properly come before the Meeting.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE COMPANY AND TO YOU AS A SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING EITHER OF THE METHODS DESCRIBED BELOW.

Two simple methods to vote your proxy:

1. Phone:
To cast your vote by phone with a proxy voting representative, please call toll-free 1-800-821-8780. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

PROXY CARD

GLOBAL INCOME FUND, INC.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2011

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL INCOME FUND, INC. (“COMPANY”) WHO RECOMMEND YOU VOTE “FOR” THE PROPOSALS.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S).  IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS AND IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IF YOU HAVE NOT RETURNED YOUR PROXY BY TELEPHONE, TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:   ☒

	FOR	AGAINST	ABSTAIN

1.
To change the Company’s business from an investment company to an operating company that will own, operate, manage, acquire, develop and redevelop professionally managed self storage facilities and, in connection therewith, to amend the Company’s fundamental investment restrictions to permit the Company to pursue its new business.

	□	□	□

2.
To amend the Company’s Articles of Incorporation to impose certain limits and restrictions on ownership and transferability relating to the Company’s capital stock in order to comply with certain federal tax requirements applicable to real estate investment trusts.

	□	□	□

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

YOU CAN VOTE BY TELEPHONE OR BY MAIL.
PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.

IF YOU HAVE ANY QUESTIONS REGARDING THE PROPOSALS OR NEED ASSISTANCE RETURNING YOUR PROXY, PLEASE CALL THE ALTMAN GROUP, WHICH IS ASSISTING THE COMPANY, AT 1-800-821-8780 (CALL TOLL-FREE).